
                                                                     Exhibit 4.1
================================================================================


                             BELL MICROPRODUCTS INC.

            3 3/4% CONVERTIBLE SUBORDINATED NOTES, SERIES B DUE 2024


                                   ----------

                                     FORM OF

                                    INDENTURE

                          DATED AS OF DECEMBER __, 2004

                                   ----------

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                   AS TRUSTEE


================================================================================



                                       2
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                                TABLE OF CONTENTS

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ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE..................................................................1

         SECTION 1.1.          DEFINITIONS............................................................................1
         SECTION 1.2.          OTHER DEFINITIONS......................................................................7
         SECTION 1.3.          TRUST INDENTURE ACT PROVISIONS.........................................................8
         SECTION 1.4.          RULES OF CONSTRUCTION..................................................................9

ARTICLE 2 THE SECURITIES..............................................................................................9

         SECTION 2.1.          FORM AND DATING........................................................................9
         SECTION 2.2.          EXECUTION AND AUTHENTICATION..........................................................11
         SECTION 2.3.          REGISTRAR, PAYING AGENT, CALCULATION AGENT AND CONVERSION AGENT.......................11
         SECTION 2.4.          PAYING AGENT TO HOLD MONEY IN TRUST...................................................12
         SECTION 2.5.          SECURITYHOLDER LISTS..................................................................12
         SECTION 2.6.          TRANSFER AND EXCHANGE.................................................................13
         SECTION 2.7.          REPLACEMENT SECURITIES................................................................13
         SECTION 2.8.          OUTSTANDING SECURITIES................................................................14
         SECTION 2.9.          TREASURY SECURITIES...................................................................15
         SECTION 2.10.         TEMPORARY SECURITIES..................................................................15
         SECTION 2.11.         CANCELLATION..........................................................................15
         SECTION 2.12.         LEGEND; ADDITIONAL TRANSFER AND EXCHANGE REQUIREMENTS.................................15
         SECTION 2.13.         CUSIP NUMBERS.........................................................................17

ARTICLE 3 REDEMPTION AND PURCHASE....................................................................................17

         SECTION 3.1.          TO REDEEM; NOTICE TO TRUSTEE..........................................................17
         SECTION 3.2.          SELECTION OF SECURITIES TO BE REDEEMED................................................17
         SECTION 3.3.          NOTICE OF REDEMPTION..................................................................18
         SECTION 3.4.          EFFECT OF NOTICE OF REDEMPTION........................................................19
         SECTION 3.5.          DEPOSIT OF REDEMPTION PRICE...........................................................19
         SECTION 3.6.          SECURITIES REDEEMED IN PART...........................................................19
         SECTION 3.7.          CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION.........................................19
         SECTION 3.8.          PURCHASE OF SECURITIES AT OPTION OF THE HOLDER UPON CHANGE IN CONTROL.................20
         SECTION 3.9.          EFFECT OF CHANGE IN CONTROL PURCHASE NOTICE...........................................23
         SECTION 3.10.         DEPOSIT OF CHANGE IN CONTROL PURCHASE PRICE...........................................23
         SECTION 3.11.         REPAYMENT TO THE COMPANY..............................................................24
         SECTION 3.12.         PURCHASE OF SECURITIES AT OPTION OF THE HOLDER ON SPECIFIED DATES.....................24
         SECTION 3.13.         SECURITIES PURCHASED IN PART..........................................................27
         SECTION 3.14.         COMPLIANCE WITH SECURITIES LAWS UPON PURCHASE OF SECURITIES...........................27
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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ARTICLE 4 CONVERSION.................................................................................................27

         SECTION 4.1.          CONVERSION PRIVILEGE AND CONVERSION RATE..............................................27
         SECTION 4.2.          CONVERSION PROCEDURE..................................................................30
         SECTION 4.3.          FRACTIONAL SHARES.....................................................................31
         SECTION 4.4.          TAXES ON CONVERSION...................................................................32
         SECTION 4.5.          COMPANY TO PROVIDE STOCK..............................................................32
         SECTION 4.6.          ADJUSTMENT OF CONVERSION RATE.........................................................32
         SECTION 4.7.          NO ADJUSTMENT.........................................................................37
         SECTION 4.8.          ADJUSTMENT FOR TAX PURPOSES...........................................................38
         SECTION 4.9.          NOTICE OF ADJUSTMENT..................................................................38
         SECTION 4.10.         NOTICE OF CERTAIN TRANSACTIONS........................................................38
         SECTION 4.11.         EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE ON CONVERSION PRIVILEGE.....38
         SECTION 4.12.         TRUSTEE'S DISCLAIMER..................................................................39
         SECTION 4.13.         VOLUNTARY INCREASE....................................................................40
         SECTION 4.14.         EXCHANGE IN LIEU OF CONVERSION........................................................40

ARTICLE 5 MAKE WHOLE AMOUNT AND CHANGE IN CONTROL....................................................................40

         SECTION 5.1.          ADDITIONAL SHARES.....................................................................40
         SECTION 5.2.          [Intentionally Omitted]...............................................................41
         SECTION 5.3.          CALCULATION AGENT.....................................................................41
         SECTION 5.4.          ADJUSTMENT RELATED TO ADDITIONAL SHARES...............................................42

ARTICLE 6 COVENANTS..................................................................................................42

         SECTION 6.1.          PAYMENT OF SECURITIES.................................................................42
         SECTION 6.2.          SEC REPORTS...........................................................................42
         SECTION 6.3.          COMPLIANCE CERTIFICATES...............................................................43
         SECTION 6.4.          FURTHER INSTRUMENTS AND ACTS..........................................................43
         SECTION 6.5.          MAINTENANCE OF CORPORATE EXISTENCE....................................................43
         SECTION 6.6.          [Intentionally Omitted]...............................................................43
         SECTION 6.7.          STAY, EXTENSION AND USURY LAWS........................................................43

ARTICLE 7 CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE.......................................................44

         SECTION 7.1.          COMPANY MAY CONSOLIDATE, ETC. ONLY ON CERTAIN TERMS...................................44
         SECTION 7.2.          SUCCESSOR SUBSTITUTED.................................................................44

ARTICLE 8 DEFAULT AND REMEDIES.......................................................................................45

         SECTION 8.1.          EVENTS OF DEFAULT.....................................................................45
         SECTION 8.2.          ACCELERATION..........................................................................46
         SECTION 8.3.          OTHER REMEDIES........................................................................47
         SECTION 8.4.          WAIVER OF DEFAULTS AND EVENTS OF DEFAULT..............................................47
         SECTION 8.5.          CONTROL BY MAJORITY...................................................................47
         SECTION 8.6.          LIMITATIONS ON SUITS..................................................................48
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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         SECTION 8.7.          RIGHTS OF HOLDERS TO RECEIVE PAYMENT AND TO CONVERT...................................48
         SECTION 8.8.          COLLECTION SUIT BY TRUSTEE............................................................48
         SECTION 8.9.          TRUSTEE MAY FILE PROOFS OF CLAIM......................................................48
         SECTION 8.10.         PRIORITIES............................................................................49
         SECTION 8.11.         UNDERTAKING FOR COSTS.................................................................49

ARTICLE 9 TRUSTEE....................................................................................................50

         SECTION 9.1.          DUTIES OF TRUSTEE.....................................................................50
         SECTION 9.2.          RIGHTS OF TRUSTEE.....................................................................51
         SECTION 9.3.          INDIVIDUAL RIGHTS OF TRUSTEE..........................................................52
         SECTION 9.4.          TRUSTEE'S DISCLAIMER..................................................................52
         SECTION 9.5.          NOTICE OF DEFAULT OR EVENTS OF DEFAULT................................................52
         SECTION 9.6.          REPORTS BY TRUSTEE TO HOLDERS.........................................................52
         SECTION 9.7.          COMPENSATION AND INDEMNITY............................................................52
         SECTION 9.8.          REPLACEMENT OF TRUSTEE................................................................53
         SECTION 9.9.          SUCCESSOR TRUSTEE BY MERGER, ETC......................................................54
         SECTION 9.10.         ELIGIBILITY; DISQUALIFICATION.........................................................54
         SECTION 9.11.         PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.....................................54

ARTICLE 10 SATISFACTION AND DISCHARGE OF INDENTURE...................................................................54

         SECTION 10.1.         SATISFACTION AND DISCHARGE OF INDENTURE...............................................54
         SECTION 10.2.         APPLICATION OF TRUST MONEY............................................................55
         SECTION 10.3.         REPAYMENT TO COMPANY..................................................................56
         SECTION 10.4.         REINSTATEMENT.........................................................................56

ARTICLE 11 AMENDMENTS, SUPPLEMENTS AND WAIVERS.......................................................................56

         SECTION 11.1.         WITHOUT CONSENT OF HOLDERS............................................................56
         SECTION 11.2.         WITH CONSENT OF HOLDERS...............................................................57
         SECTION 11.3.         COMPLIANCE WITH TRUST INDENTURE ACT...................................................58
         SECTION 11.4.         REVOCATION AND EFFECT OF CONSENTS.....................................................58
         SECTION 11.5.         NOTATION ON OR EXCHANGE OF SECURITIES.................................................58
         SECTION 11.6.         TRUSTEE TO SIGN AMENDMENTS, ETC.......................................................59
         SECTION 11.7.         EFFECT OF SUPPLEMENTAL INDENTURES.....................................................59

ARTICLE 12 [Intentionally Omitted]...................................................................................59

ARTICLE 13 SUBORDINATION.............................................................................................59

         SECTION 13.1.         AGREEMENT TO SUBORDINATE..............................................................59
         SECTION 13.2.         LIQUIDATION; DISSOLUTION; BANKRUPTCY..................................................59
         SECTION 13.3.         DEFAULT ON SENIOR INDEBTEDNESS........................................................60
         SECTION 13.4.         ACCELERATION OF SECURITIES............................................................61
         SECTION 13.5.         WHEN DISTRIBUTION MUST BE PAID OVER...................................................61
         SECTION 13.6.         NOTICE BY THE COMPANY.................................................................61
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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         SECTION 13.7.         SUBROGATION...........................................................................61
         SECTION 13.8.         RELATIVE RIGHTS.......................................................................62
         SECTION 13.9.         SUBORDINATION MAY NOT BE IMPAIRED BY THE COMPANY......................................62
         SECTION 13.10.        DISTRIBUTION OR NOTICE TO REPRESENTATIVE..............................................62
         SECTION 13.11.        RIGHTS OF TRUSTEE AND PAYING AGENT....................................................63

ARTICLE 14 MISCELLANEOUS.............................................................................................63

         SECTION 14.1.         TRUST INDENTURE ACT CONTROLS..........................................................63
         SECTION 14.2.         NOTICES...............................................................................63
         SECTION 14.3.         COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS..........................................64
         SECTION 14.4.         CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT....................................64
         SECTION 14.5.         RECORD DATE FOR VOTE OR CONSENT OF SECURITYHOLDERS....................................65
         SECTION 14.6.         RULES BY TRUSTEE, PAYING AGENT, REGISTRAR, CALCULATION AGENT AND CONVERSION AGENT.....65
         SECTION 14.7.         LEGAL HOLIDAYS........................................................................65
         SECTION 14.8.         GOVERNING LAW.........................................................................65
         SECTION 14.9.         NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.........................................65
         SECTION 14.10.        NO RECOURSE AGAINST OTHERS............................................................65
         SECTION 14.11.        SUCCESSORS............................................................................66
         SECTION 14.12.        MULTIPLE COUNTERPARTS.................................................................66
         SECTION 14.13.        SEPARABILITY..........................................................................66
         SECTION 14.14.        TABLE OF CONTENTS, HEADINGS, ETC......................................................66

                             CROSS-REFERENCE TABLE*

TIA                                                                                         INDENTURE
SECTION                                                                                      SECTION
-------                                                                                     ---------
Section           310.......................................................................  14.1
                  310(a)(1).................................................................  9.10
                  (a)(2)....................................................................  9.10
                  (a)(3)....................................................................  N.A.**
                  (a)(4)....................................................................  N.A.
                  (a)(5)....................................................................  9.10
                  (b).......................................................................  9.10
                  (c).......................................................................  N.A.
Section           311.......................................................................  14.1
                  311(a)....................................................................  9.11
                  (b).......................................................................  9.11
                  (c).......................................................................  N.A.
Section           312.......................................................................  14.1
                  (a).......................................................................  N.A.
                  (b).......................................................................  14.3
                  (c).......................................................................  14.3
Section           313.......................................................................  14.1
                  313(a)....................................................................  9.6(a)
                  (b)(1)....................................................................  N.A.
                  (b)(2)....................................................................  9.6(a)
                  (c).......................................................................  9.6(a)
                  (d).......................................................................  N.A.
Section           314.......................................................................  14.1
                  314(a)....................................................................  N.A.
                  (b).......................................................................  N.A.
                  (c)(1)....................................................................  N.A.
                  (c)(2)....................................................................  N.A.
                  (c)(3)....................................................................  N.A.
                  (d).......................................................................  N.A.
                  (e).......................................................................  N.A.
                  (f).......................................................................  N.A.
Section           315.......................................................................  14.1
Section           316.......................................................................  14.1
Section           317.......................................................................  14.1
Section           318(c) ...................................................................  14.1

----------

* This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

** N.A. means Not Applicable.

         THIS INDENTURE dated as of December __, 2004 is between Bell Microproducts Inc., a corporation duly organized under the laws of the State of California (the "Company"), and Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States, as Trustee (the "Trustee").

         In consideration of the purchase of the Securities (as defined herein) by the Holders thereof, both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the Holders of the Company's 3 3/4% Convertible Subordinated Notes, Series B Due 2024.

                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.1. DEFINITIONS.

         "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent" means any Registrar, Paying Agent, Calculation Agent or Conversion Agent.

         "Applicable Conversion Rate" means the Conversion Rate on any Trading Day, as adjusted in accordance with Section 4.6.

         "Applicable Conversion Reference Period" means:

         (a) with respect to Securities that are converted after the Company has specified a Redemption Date, the five consecutive Trading Days beginning on the third Trading Day following the Redemption Date (in the case of a partial redemption, this clause applies only to those Securities that would be actually redeemed); or

         (b) in all other cases, the five consecutive Trading Days beginning on the third Trading Day following the date the Securities are tendered for conversion.

         "Applicable Procedures" means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

         "Applicable Stock Price" means an amount equal to the average of the Closing Prices during the Applicable Conversion Reference Period.

         "Board of Directors" means either the board of directors of the Company or any committee of the Board of Directors authorized to act for it with respect to this Indenture.

         "Business Day" means each day that is not a Legal Holiday.

         "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

         "Cash" means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

         "Certificated Security" means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnotes 1 and 2 thereof.

         "Common Stock" means the common stock of the Company, $0.01 par value per share, as it exists on the date of this Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Company.

         "Conversion Value" means an amount equal to (a) the Applicable Conversion Rate, multiplied by (b) the Applicable Stock Price. The Cash payment for fractional shares will be based on the Applicable Stock Price.

         "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of this Indenture is located at MAC N9303-120, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479,
Attention: Corporate Trust Administration (Bell Microproducts Inc. -- 3 3/4% Convertible Subordinated Notes, Series B Due 2024) or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

         "Daily Share Amount" means a number of shares of Common Stock, for each Security and each Trading Day in the Applicable Conversion Reference Period, that is equal to the greater of:

         (1) zero; or

         (2) a number of shares of Common Stock determined by the following formula:

    (Closing Price on such Trading Day x Applicable Conversion Rate) - $1,000 [-------------------------------------------------------------------------]
                      5 x Closing Price on such Trading Day

         "Dealer Manager Agreement" means the Dealer Manager Agreement, dated as of November 15, 2004, between the Company and Credit Suisse First Boston, LLC.

         "Default" or "default" means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.

         "Designated Senior Indebtedness" means the Company's obligations under any particular senior indebtedness that expressly provides that such senior indebtedness shall be "Designated Senior Indebtedness" for purposes of this Indenture (provided that the instrument, agreement or other document may place limitations and conditions on the right of senior indebtedness to exercise the rights of Designated Senior Indebtedness).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

         "Exchange Date" has the meaning specified in the Dealer Manager Agreement.

         "Exchange Time" has the meaning specified in the Dealer Manager Agreement.

         "Final Maturity Date" means March 5, 2024.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in (1) pronouncements of the Public Company Accountant Oversight Board or any successor entity responsible governing the accounting profession and (2) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

         "Global Security" means a permanent global security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1 and 2 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

         "Holder" or "Securityholder" means the person in whose name a Security is registered on the Primary Registrar's books.

         "indebtedness" means, with respect to any person, without duplication:

         (1) all indebtedness, obligations and other liabilities, contingent or otherwise of such person:

                  (a) for borrowed money, including obligations in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from financial institutions, whether or not evidenced by notes or similar instruments; or

                  (b) evidenced by bonds, debentures, notes or similar instruments, whether or not the recourse of the holder is to all of such person's assets or to only a portion thereof, other than any trade payable incurred in the ordinary course of business in connection with the obtaining of materials or services;

         (2) all of such person's reimbursement obligations and other liabilities, contingent or otherwise, with respect to letters of credit, bank guarantees or bankers' acceptances;

         (3) all of such person's obligations and liabilities, contingent or otherwise, in respect of leases required, in conformity with GAAP, to be accounted for as capitalized lease obligations on such person's balance sheet, or under other leases for facilities, equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

         (4) all of such person's obligations and other liabilities, contingent or otherwise, under any lease or related document, including a Dealer Manager Agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a residual value of leased property to the lessor and all of such person's obligations under such lease or related document to purchase or to cause a third party to purchase the leased property (whether or not such lease transaction is characterized as an operating lease or a capitalized lease in accordance with GAAP);

         (5) all of such person's obligations, contingent or otherwise, with respect to an interest rate, currency or other swap, cap, floor or collar agreement, hedge agreement, forward contract, or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

         (6) all of such person's direct or indirect guaranties or similar agreements to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of indebtedness, obligations or liabilities of another person of the kind described in clauses (1) through (5);

         (7) any indebtedness or other obligations described in clauses (1) through (6) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such person, regardless of whether the indebtedness or other obligation secured thereby has been assumed by such person; and

         (8) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7).

         "Indenture" means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

         "Interest Payment Date" means March 5 and September 5 of each year.

         "Non-Payment Default" means any event of default with respect to any Designated Senior Indebtedness other than any Payment Default pursuant to which the maturity thereof may be accelerated.

         "Officer" means the Chairman or any Co-Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Secretary, any Assistant Controller or any Assistant Secretary of the Company.

         "Officers' Certificate" means a certificate signed by two Officers; provided, however, that for purposes of Sections 4.11 and 6.3, "Officers' Certificate" means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and by one other Officer.

         "Opinion of Counsel" means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company or the Trustee.

         "Payment Default" means a default in payment, whether at scheduled maturity, upon scheduled installment, by acceleration or otherwise, of principal, or premium, if any, or interest on senior indebtedness beyond any applicable grace period.

         "Permitted Junior Securities" means any equity securities of the Company or any successor obligor.

         "Person" or "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Principal" or "principal" of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

         "Redemption Date" when used with respect to any Security to be redeemed, means the date fixed by the Company for such redemption pursuant to this Indenture, as set forth in the form of Security annexed as Exhibit A hereto.

         "Redemption Price" when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture, as set forth in the form of Security annexed as Exhibit A hereto.

         "Regular Record Date" means, with respect to each Interest Payment Date, February 20 or August 20, as the case may be, next preceding such Interest Payment Date.

         "SEC" means the Securities and Exchange Commission.

         "Securities" means the 3 3/4% Convertible Subordinated Notes, Series B due 2024 or any of them (each, a "Security"), as amended or supplemented from time to time, that are issued under this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

         "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

         "senior indebtedness" means any existing and future indebtedness of the Company, unless by the terms of the instrument creating or evidencing such indebtedness, such indebtedness is expressly designated equal or junior in right of payment to the Securities. Notwithstanding the foregoing, "senior indebtedness" shall not include: (i) indebtedness evidenced by the Securities; (ii) indebtedness of the Company to any Subsidiary of the Company or any other affiliate of the Company or any of such affiliate's subsidiaries; and (iii) any of the Company's trade payables.

         "Significant Subsidiary" means, in respect of any Person, a Subsidiary of such Person that would constitute a "significant subsidiary" as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

         "Stock Price" means the price per share of Common Stock paid in connection with a Change in Control pursuant to which Additional Shares shall be added to the Conversion Rate pursuant to Section 5.1 hereof, which shall be equal to (i) if Holders of Common Stock receive only Cash in such Change in Control, the Cash amount paid per share of Common Stock, and (ii) in all other cases, the average of the Closing Prices of the Common Stock on the ten Trading Days up to but not including the Effective Date of such Change in Control.

         "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by
(i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

         "TIA" means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except as provided in Section 11.3, and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

         "Trading Day" means (i) if the Common Stock is quoted on the Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, days on which trades may be effected through such system,
(ii) if the Common Stock is listed or admitted for trading on any national or regional securities exchange, days on which such national or regional securities exchange is open for business, or (iii) if the Common Stock is not listed on a national or regional securities exchange or quoted on the Nasdaq National Market or any other system of automated dissemination of quotation of securities prices, days on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available.

         The "Trading Price" of the Securities on any date of determination means the average of the secondary market bid quotations per Security obtained by the Conversion Agent for $2,500,000 principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally-recognized securities dealers selected by the Company, which may include Credit Suisse First Boston, LLC, provided that if at least two such bids cannot be reasonably obtained by the Conversion Agent, but one such bid can be reasonably obtained by the Conversion Agent, this one bid will be used. If the Conversion Agent cannot reasonably obtain at least one bid for $2,500,000 principal amount of the Securities from a nationally-recognized securities dealer or if, in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price of the Securities will be deemed to be less than 98% of the then current Conversion Rate multiplied by the Closing Price per share of the Common Stock on such determination date.

         "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

         "Trust Officer" means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Vice President" when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

         "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

         SECTION 1.2. OTHER DEFINITIONS.

                                              TERM                                                  DEFINED IN SECTION
                                              ----                                                  ------------------
"Additional Shares"..........................................................................              5.1
"Agent Members"..............................................................................              2.1
"Bankruptcy Law".............................................................................              8.1
"Calculation Agent" .........................................................................              2.3
"Change in Control"..........................................................................              3.8
"Change in Control Purchase Date"............................................................              3.8
"Change in Control Purchase Notice"..........................................................              3.8
"Change in Control Purchase Price"...........................................................              3.8
"Closing Price"..............................................................................              4.6
"Company Order"..............................................................................              2.2
"Company Put Right Notice" ..................................................................              3.12
"Conversion Agent"...........................................................................              2.3
"Conversion Date"............................................................................              4.2
"Conversion Price"...........................................................................              4.1
"Conversion Rate"............................................................................              4.1
"Conversion Value"...........................................................................              4.1
"Current Market Price".......................................................................              4.6
"Custodian"..................................................................................              8.1
"Dealer Manager Agreement"...................................................................              2.1
"Depositary".................................................................................              2.1
"Determination Date".........................................................................              4.6
"Distributed Securities" ....................................................................              4.6
"Distribution Notice"........................................................................              4.1
"DTC"........................................................................................              2.1
"Effective Date".............................................................................              5.1
"Event of Default"...........................................................................              8.1
"Expiration Date"............................................................................              4.6
"Expiration Time"............................................................................              4.6
"Financial Institution" .....................................................................              4.14
"Instrument" ................................................................................              8.1

                                              TERM                                                  DEFINED IN SECTION
                                              ----                                                  ------------------
"Legal Holiday"..............................................................................             14.7
"Legend" ....................................................................................              2.12
"Merger Notice"..............................................................................              4.1
"Net Share Amount"...........................................................................              4.1
"Net Shares".................................................................................              4.1
"Notice of Default"..........................................................................              8.1
"Paying Agent"...............................................................................              2.3
"Payment Blockage Period"....................................................................             13.3
"Principal Return"...........................................................................              4.1
"Principal Value Conversion".................................................................              4.1
"Primary Registrar"..........................................................................              2.3
"Purchased Shares"...........................................................................              4.6
"purchases" .................................................................................              4.6
"Put Right Purchase Date" ...................................................................              3.12
"Put Right Purchase Notice" .................................................................              3.12
"Put Right Purchase Price" ..................................................................              3.12
"record date" ...............................................................................              4.6
"Registrar"..................................................................................              2.3
"Rights".....................................................................................              4.6
"Rights Plan"................................................................................              4.6
"Spinoff Securities".........................................................................              4.6
"Spinoff Valuation Period"...................................................................              4.6
"Stock Price Cap"............................................................................              5.1
"Stock Price Threshold"......................................................................              5.1
"tender offer"...............................................................................              4.6
"tendered shares" ...........................................................................              4.6
"Trading Price"..............................................................................              4.1
"trading price condition"....................................................................              4.1
"Trigger Event" .............................................................................              4.6
"Triggering Distribution"....................................................................              4.6
"Valuation Period"...........................................................................              5.2

         SECTION 1.3. TRUST INDENTURE ACT PROVISIONS.

         Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. This Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Securities;

         "indenture security holder" means a Securityholder;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and "obligor" on the indenture securities means the Company or any other obligor on the Securities.

         All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

         SECTION 1.4. RULES OF CONSTRUCTION.

         (a) Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) words in the singular include the plural, and words in the plural include the singular;

                  (4) provisions apply to successive events and transactions;

                  (5) the term "merger" includes a statutory share exchange and the term "merged" has a correlative meaning;

                  (6) the masculine gender includes the feminine and the neuter;

                  (7) references to agreements and other instruments include subsequent amendments thereto; and

                  (8) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                    ARTICLE 2
                                 THE SECURITIES

         SECTION 2.1. FORM AND DATING.

         The Securities and the Trustee's certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. The Securities are being offered and exchanged by the Company pursuant to a Registration Statement on Form S-4 (File No. 333-_____) filed with the SEC on _________, 2004.

         (a) Global Securities. All of the Securities shall be issued initially in the form of one or more Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company ("DTC", and such depositary, or any successor thereto, being hereinafter referred to as the "Depositary"), and registered in the name of its nominee, Cede & Co. (or any successor thereto), for the accounts of participation in the Depositary duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

         (b) Global Securities In General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect replacements, exchanges, purchases, redemptions, or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

         Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

         (c) Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Subsection 2.1(c), authenticate and deliver initially one or more Global Securities that (1) shall be registered in the name of the Depositary or its nominee, (2) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (3) shall bear legends substantially to the following effect:

         "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO BELL MICROPRODUCTS INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN

         WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY."

         SECTION 2.2. EXECUTION AND AUTHENTICATION.

         (a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $110,000,000 (but shall not exceed the aggregate principal amount of the Company's 3 3/4% Convertible Subordinated Notes, Due 2024) except as provided in Sections 2.6,
2.7 and 2.10.

         (b) An Officer shall sign the Securities for the Company by manual or facsimile signature attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee.

         (c) If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

         (d) A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         (e) The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $$110,000,000 (but not to exceed the aggregate principal amount of the Company's 3 3/4% Convertible Subordinated Notes, Due 2024) upon receipt of a written order or orders of the Company signed by two Officers of the Company (a "Company Order"). The Company Order shall specify the amount of Securities to be authenticated, and the date on which each original issue of Securities is to be authenticated.

         (f) The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

         (g) The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

         SECTION 2.3. REGISTRAR, PAYING AGENT, CALCULATION AGENT AND CONVERSION
                      AGENT.

         (a) The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a "Registrar"), one or more offices or agencies where

Securities may be presented for payment (each, a "Paying Agent"), one or more offices or agencies where Securities may be presented for conversion (each, a "Conversion Agent"), one or more offices or agencies where the Stock Price and number of Additional Shares may be calculated in accordance with Section 5.3 (each, a "Calculation Agent") and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar, Calculation Agent and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York. One of the Registrars (the "Primary Registrar") shall keep a register of the Securities and of their transfer and exchange.

         (b) The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Calculation Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 6.1 and Article 10).

         (c) The Company hereby initially designates (1) the Trustee as Paying Agent, Registrar, Custodian and Conversion Agent, and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee, in the Borough of Manhattan, The City of New York, one such office or agency of the Company for each of the aforesaid purposes and (2) Credit Suisse First Boston LLC as Calculation Agent.

         SECTION 2.4. PAYING AGENT TO HOLD MONEY IN TRUST.

         Prior to 11:00 a.m., New York City time, on each due date of the principal of, or interest, on any Securities, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal or interest, so becoming due. Subject to Sections 10.2 and 10.3, a Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of, or interest, on the Securities, and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 11:00 a.m., New York City time, on each due date of the principal of, or interest, on any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

         SECTION 2.5. SECURITYHOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each semiannual Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

         SECTION 2.6. TRANSFER AND EXCHANGE.

         (a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.3, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar's request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided, that this sentence shall not apply to any exchange pursuant to Section 2.10, 3.6, 3.13, 4.2(e) or 11.5.

         (b) Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of (1) any Securities for a period of 15 days next preceding mailing of a notice of Securities to be redeemed, (2) any Securities or portions thereof selected or called for redemption (except in the case of redemption of a Security in part, the portion thereof not to be redeemed) or (3) any Securities or portions thereof in respect of which a Change in Control Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

         (c) All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

         (d) Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

         (e) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

         (f) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         SECTION 2.7. REPLACEMENT SECURITIES.

         (a) If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

         (b) In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased, redeemed or by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Security, pay, redeem, or purchase such Security, as the case may be.

         (c) Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

         (d) Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         (e) The provisions of this Section 2.7 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         SECTION 2.8. OUTSTANDING SECURITIES.

         (a) Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those redeemed or purchased pursuant to Article 3, those converted pursuant to Article 4, those delivered to the Trustee for cancellation or surrendered for transfer or exchange and those described in this Section 2.8 as not outstanding.

         (b) If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

         (c) If a Paying Agent (other than the Company or an Affiliate of the Company) holds in respect of the outstanding Securities on a Redemption Date, a Change in Control Purchase Date or the Final Maturity Date money sufficient to pay the principal of (including premium, if any) and accrued interest on Securities (or portions thereof) payable on that date, then on and after such Redemption Date, Change in Control Purchase Date, or the Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and interest on them shall cease to accrue; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision thereof satisfactory to the Trustee has been made.

         (d) Subject to the restrictions contained in Section 2.9, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

         SECTION 2.9. TREASURY SECURITIES.

         In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

         SECTION 2.10. TEMPORARY SECURITIES.

         Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.

         SECTION 2.11. CANCELLATION.

         The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, redemption, purchase, purchase, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, redemption, purchase, purchase, payment, conversion or cancellation and shall deliver the canceled Securities to the Company. All Securities which are redeemed, purchased, purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date shall be delivered to the Trustee for cancellation, and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article 4.

         SECTION 2.12. LEGEND; ADDITIONAL TRANSFER AND EXCHANGE REQUIREMENTS.

         (a) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth in Section 2.1(c) (the "Legend").

         (b) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.

         (c) [Intentionally Omitted].

         (d) [Intentionally Omitted].

         (e) The provisions below shall apply only to Global Securities:

                  (1) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (B) the Company has provided the Depositary with written notice that it has decided to discontinue use of the system of book-entry transfer through the Depositary or any successor Depositary or (C) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to subclauses (A) or (B) immediately above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to subclause
(C) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

                  (2) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

                  (3) Subject to the provisions of clause (5) of this Subsection 2.12(e), the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  (4) In the event of the occurrence of any of the events specified in clause (1) of this Subsection 2.12(e) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

                  (5) Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

         SECTION 2.13. CUSIP NUMBERS.

         The Company in issuing the Securities may use one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption or purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                    ARTICLE 3
                             REDEMPTION AND PURCHASE

         SECTION 3.1. TO REDEEM; NOTICE TO TRUSTEE.

         (a) Prior to March 5, 2009, the Securities shall not be redeemable. The Company may, at its option, redeem the Securities at any time (i) on or after March 5, 2009 and prior to March 5, 2011, if the Closing Price of the Common Stock exceeds 130% of the Conversion Price then in effect for least 20 Trading Days within a period of 30 consecutive Trading Days ending on the Trading Day before the date of mailing of the notice of redemption as set forth in Section
3.3 hereof for Cash in whole, or from time to time in part (which must be equal to $1,000 or any integral multiple thereof), at a Redemption Price equal to $1,000 per $1,000 principal amount of the Securities being redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date, or (ii) on or after March 5, 2011, for Cash in whole, or from time to time in part (which must be equal to $1,000 or any integral multiple thereof), at a Redemption Price equal to 100% of the principal amount of the Securities being redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date; provided that if the Redemption Date falls after a Regular Record Date and on or before an Interest Payment Date, then the interest will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date and the Redemption Price shall not include such interest payment. Securities or portions of the Securities called for redemption shall be convertible by the Holder in accordance with the provisions of Article 4 until the close of business on the Business Day prior to the Redemption Date.

         (b) If the Company elects to redeem Securities pursuant to this Section 3.1, it shall notify the Trustee at least 25 days prior to the Redemption Date as fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee) of the Redemption Date and the principal amount of Securities to be redeemed. If fewer than all of the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than five days after the date of notice to the Trustee.

         SECTION 3.2. SELECTION OF SECURITIES TO BE REDEEMED.

         (a) If less than all of the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall, at least 20 days but not more than 60 days prior to the Redemption Date, select the Securities to be redeemed. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption by lot, or in its discretion, on a pro rata basis. Securities in denominations of $1,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

         (b) If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be the portion selected for redemption. Securities which have been converted subsequent to the Trustee commencing selection of Securities to be redeemed but prior to redemption of such Securities shall be treated by the Trustee as outstanding for the purpose of such selection.

         SECTION 3.3. NOTICE OF REDEMPTION.

         (a) At least 20 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption to each Holder of Securities to be redeemed at such Holder's address as it appears on the Registrar's books.

         (b) The notice shall identify the Securities (including CUSIP numbers) to be redeemed and shall state:

                  (1) the Redemption Date;

                  (2) the Redemption Price;

                  (3) the then effective Conversion Price and Conversion Rate;

                  (4) the name and address of each Paying Agent and Conversion Agent;

                  (5) that Securities called for redemption must be presented and surrendered to a Paying Agent to collect the Redemption Price;

                  (6) that Holders who wish to convert Securities must surrender such Securities for conversion no later than the close of business on the Business Day immediately preceding the Redemption Date and must satisfy the other requirements set forth in paragraph 9 of the Securities and Article 4 hereof;

                  (7) that, unless the Company defaults in making the payment of the Redemption Price, interest on Securities called for redemption shall cease to accrue on and after the Redemption Date and the only remaining right of the Holder shall be to receive payment of the Redemption Price plus any accrued and unpaid interest payable to such Holder upon presentation and surrender to a Paying Agent of the Securities; and

                  (8) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon presentation and surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued.

         (c) If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions. At the Company's written request, which request shall (1) be irrevocable once given and
(2) set forth all relevant information required by clauses (1) through (8) of Subsection 3.3(b), the Trustee shall give the notice of redemption to each Holder in the Company's name and at the Company's expense.

         At the Company's request, the Trustee shall give such notice of redemption on behalf of the Company and at the Company's expense; provided, however, that, in all cases, the text of such notice of redemption shall be prepared by the Company.

         SECTION 3.4. EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, together with any accrued and unpaid interest payable upon redemption, except for Securities that are converted in accordance with the provisions of Article 4. On or after the Redemption Date and upon presentation and surrender to a Paying Agent, Securities called for redemption shall be paid at the Redemption Price, plus any accrued and unpaid interest, up to but not including the Redemption Date; provided that if the Redemption Date falls after a Regular Record Date and on or before an Interest Payment Date, then interest on the Securities will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date and the Redemption Price shall not include such interest payment.

         SECTION 3.5. DEPOSIT OF REDEMPTION PRICE.

         Prior to 11:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company acts as Paying Agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited on such Redemption Date) sufficient to pay the Redemption Price of, and any accrued and unpaid interest payable upon redemption on, all Securities to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of the conversion of Securities pursuant to
Article 4 or, if such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from the trust.

         SECTION 3.6. SECURITIES REDEEMED IN PART.

         Upon presentation and surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

         SECTION 3.7. CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION.

         In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment banks or other purchasers to purchase such Securities by paying to a Paying Agent (other than the Company or any of its Affiliates) in trust for the Holders, on or before 11:00 a.m. New York City time, on the Redemption Date, an amount that, together with any amounts deposited with such Paying Agent by the Company for the redemption of such Securities, is not less than the Redemption Price, together with any accrued and unpaid interest accrued to, but not including, the Redemption Date of such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Securities, including all accrued and unpaid interest, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers; provided, however, that nothing in this Section 3.7 shall relieve the Company of its obligation to pay the Redemption Price, plus any accrued and unpaid interest, to but excluding the relevant Redemption Date, on Securities called for redemption. If such an agreement with one or more investment banks or other purchasers is entered into, any Securities called for redemption and not surrendered for conversion by the Holders thereof prior to the relevant Redemption Date may, at the option of the Company upon written notice to the Trustee, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 4) surrendered by such purchasers for conversion, all as of 11:00 a.m., New York City time, on the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase in the same manner as it would money deposited with it by the Company for the redemption of Securities. Without the Paying Agent's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

         SECTION 3.8. PURCHASE OF SECURITIES AT OPTION OF THE HOLDER UPON CHANGE
                      IN CONTROL.

         (a) If at any time the Securities remain outstanding there shall have occurred a Change in Control, all or any portion of the Securities of any Holder equal to $1,000 or a integral multiple of $1,000, shall be purchased by the Company, at the option of such Holder, at a purchase price equal to 100% of the principal amount of the Securities to be purchased, together with interest accrued and unpaid to, but excluding, the Change in Control Purchase Date (the "Change in Control Purchase Price"), on the date (the "Change in Control Purchase Date") that is 45 days after the date of the Change in Control Purchase Notice; provided, however, if the Change in Control Purchase Date falls after a Regular Record Date and on or before an Interest Payment Date, then interest on the Securities shall be payable to the Holders in whose name the Securities are registered at the close of business on such Regular Record Date.

         (b) Whenever in this Indenture (including Sections 2.1, 8.1 and 8.7 hereof) or in the form of Securities there is a reference, in any context, to the principal of any Securities as of any time, such reference shall be deemed to include reference to the Change in Control Purchase Price payable in respect to such Securities to the extent that such Change in Control Purchase Price is, was or would be so payable at such time, and express mention of the Change in Control Purchase Price in any provision of this Indenture shall not be construed as excluding the Change in Control Purchase Price in those provisions of this Indenture when such express mention is not made.

         (c) A "Change in Control" of the Company, or any successor entity who is subject to the terms of this Indenture, shall be deemed to have occurred at such time after the original issuance of Securities as any of the following events shall occur:

                  (1) the acquisition by any person of beneficial ownership, directly or indirectly, through a purchase, merger (except a merger or consolidation described in subclause (2) of this Subsection) or other acquisition transaction or series of transactions, of shares of the Capital Stock of the Company entitling that person to exercise 50% or more of the total voting power of all shares of such Capital Stock entitled to vote generally in elections of directors, other than any acquisition by the Company, any of its Subsidiaries or any employee benefit plans of the Company;

                  (2) any consolidation or merger of the Company with or into any other person, any merger of another person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company's properties and assets to another person, other than:

                           (A) any transaction (i) that does not result in any
reclassification, conversion, exchange or cancellation of outstanding shares of Capital Stock of the Company and (ii) pursuant to which holders of the Capital Stock of the Company immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Capital Stock of the Company entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction;

                           (B) any merger solely for the purpose of changing the
Company's jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity; or

                           (C) any merger or consolidation where all of the
consideration (excluding Cash payments for fractional shares and Cash payments made pursuant to dissenters' appraisal rights) consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market, or will be so traded or quoted immediately following such merger or consolidation, and as a result of such merger or consolidation the Securities become convertible solely into such common stock.

                  (3) during any consecutive two-year period, individuals who at the beginning of that two-year period constituted the Board of Directors (together with any new directors whose election to the Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election were previously so approved) cease to constitute a majority of the Board of Directors then in office; or

                  (4) a resolution is passed by the Company's stockholders approving a plan of liquidation or dissolution of the Company other than a transaction which complies with the provisions described in Article 7 of this Indenture.

         (d) Beneficial ownership shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act. The term "person" shall include any syndicate or group that would be deemed to be a "person" under
Section 13(d)(3) of the Exchange Act.

         (e) Within 30 days after the occurrence of a Change in Control, the Company, or, at the written request and expense of the Company, the Trustee, shall mail a written notice of the Change in Control to the Trustee (if the Trustee does not mail such notice) and to each Holder (and to beneficial owners as required by applicable law). The notice shall include the form of a Change in Control Purchase Notice to be completed by the Holder and shall state:

                  (1) the date of such Change in Control and, briefly, the events causing such Change in Control;

                  (2) the date by which the Change in Control Purchase Notice pursuant to this Section 3.8 must be given;

                  (3) the Change in Control Purchase Date;

                  (4) the Change in Control Purchase Price;

                  (5) the Holder's right to require the Company to purchase the Securities;

                  (6) briefly, the conversion rights of the Securities;

                  (7) the name and address of each Paying Agent and Conversion Agent and that the Securities must be surrendered to the Paying Agent to collect payment;

                  (8) the then effective Conversion Price and Conversion Rate;

                  (9) the procedures that the Holder must follow to exercise rights under Article 4 and that Securities as to which a Change in Control Purchase Notice has been given may be converted into Common Stock pursuant to
Article 4 of this Indenture only to the extent that the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (10) the procedures that the Holder must follow to exercise rights under this Section 3.8; and

                  (11) the procedures for withdrawing a Change in Control Purchase Notice, including a form of notice of withdrawal.

If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the purchase of Global Securities.

         (f) A Holder may exercise its rights specified in Subsection (a) of this Section 3.8 upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "Change in Control Purchase Notice") to any Paying Agent at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date.

                  (1) The delivery of such Security to any Paying Agent prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor.

                  (2) The Company shall purchase from the Holder thereof pursuant to this Section 3.8, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000.

Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

                  (3) Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Change in Control Purchase Notice contemplated by this Subsection 3.8(f) shall have the right to withdraw such Change in Control Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.9.

                  (4) A Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

                  (5) Anything herein to the contrary notwithstanding, in the case of Global Securities, any Change in Control Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

         SECTION 3.9. EFFECT OF CHANGE IN CONTROL PURCHASE NOTICE.

         (a) Upon receipt by any Paying Agent of the Change in Control Purchase Notice specified in Subsection 3.8(f), the Holder of the Security in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Change in Control Purchase Price with respect to such Security. Such Change in Control Purchase Price shall be paid to such Holder promptly following the later of (1) the Change in Control Purchase Date with respect to such Security (provided that the conditions in Subsection 3.8(f) have been satisfied) and (2) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Subsection 3.8(f). Securities in respect of which a Change in Control Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to
Article 4 on or after the date of the delivery of such Change in Control Purchase Notice unless such Change in Control Purchase Notice has first been validly withdrawn in accordance with Subsection (b) immediately below with respect to the Securities to be converted.

         (b) A Change in Control Purchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Change in Control Purchase Date, specifying the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted.

         SECTION 3.10. DEPOSIT OF CHANGE IN CONTROL PURCHASE PRICE.

         (a) On or before 11:00 a.m., New York City time, on the Change in Control Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Change in Control Purchase Date) sufficient to pay the aggregate Change in Control Purchase Price of all the Securities or portions thereof that are to be purchased on such Change in Control Purchase Date. The manner in which the deposit required by this Section 3.10 is made by the Company shall be at the option of the Company, provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Change in Control Purchase Date.

         (b) If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Change in Control Purchase Price of any Security for which a Change in Control Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Change in Control Purchase Date, such Security will cease to be outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Change in Control Purchase Price as aforesaid). The Company shall publicly announce the principal amount of Securities repurchased on or as soon as practicable after the Change in Control Purchase Date.

         SECTION 3.11. REPAYMENT TO THE COMPANY.

         To the extent that the aggregate amount of Cash deposited by the Company pursuant to Section 3.10 exceeds the aggregate Change in Control Purchase Price or Put Right Purchase Price, as the case may be, together with interest thereon of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Change in Control Purchase Date or Put Right Purchase Date, as the case may be, the Trustee or a Paying Agent, as the case may be, shall return any such excess Cash to the Company.

         SECTION 3.12. PURCHASE OF SECURITIES AT OPTION OF THE HOLDER ON
                       SPECIFIED DATES.

         (a) Securities shall be purchased in Cash in whole or in part (which must be equal to $1,000 or any integral multiple thereof) by the Company, at the option of Holders, in accordance with the provisions of this Article 3 and paragraph 8 of the Securities promptly after March 5, 2011, March 5, 2014 and March 5, 2019 (each, a "Put Right Purchase Date"), at a purchase price per Security equal to 100% of the aggregate principal amount of the Security, together with any accrued and unpaid interest up to but not including the applicable Put Right Purchase Date (the "Put Right Purchase Price"); provided that if the Put Right Purchase Date falls after a Regular Record Date and on or before the related Interest Payment Date, any interest on the Securities will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date.

         (b) The Company shall give written notice of the applicable Put Right Purchase Date by notice sent by first-class mail to the Trustee and to each Holder (at its address shown in the register of the Registrar) not less than 20 Business Days prior to each Put Right Purchase Date (the "Company Put Right Notice"). Each Company Put Right Notice shall include a form of Put Right Purchase Notice to be completed by a Holder and shall state:

                  (1) the Put Right Purchase Price, the Put Right Purchase Date and the Conversion Price and Conversion Rate then in effect;

                  (2) the name and address of the Paying Agent and the Conversion Agent;

                  (3) that Securities as to which a Put Right Purchase Notice has been given may be converted if they are otherwise convertible only in accordance with Article 4 hereof and paragraph 9 of the Securities only to the extent that the Put Right Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (4) that Securities must be surrendered to the Paying Agent to collect payment;

                  (5) that the Put Right Purchase Price for any Security as to which a Put Right Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Put Right Purchase Date and the time of surrender of such Security as described in subclause (4) above;

                  (6) the procedures the Holder must follow to exercise rights under this Section and a brief description of those rights;

                  (7) briefly, the conversion rights of the Securities;

                  (8) the procedures for withdrawing a Put Right Purchase Notice (including pursuant to the terms of Subsection 3.12(g));

                  (9) that, unless the Company defaults in making payment on Securities for which a Put Right Purchase Notice has been submitted, interest on such Securities will cease to accrue on and after the Put Right Purchase Date; and

                  (10) the CUSIP number of the Securities.

         (c) If any of the Securities are to be redeemed in the form of a Global Security, the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to repurchases.

         (d) At the Company's request, the Trustee shall give such Company Put Right Notice on behalf of the Company and at the Company's expense; provided, however, that, in all cases, the text of such Company Put Right Notice shall be prepared by the Company.

         (e) To exercise its rights pursuant to this Section 3.12, the Holder shall deliver to the Paying Agent of a written notice of purchase in the form set forth in Exhibit A attached hereto (a "Put Right Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to the applicable Put Right Purchase Date until the close of business on the Put Right Purchase Date stating:

                  (1) if certificated Securities have been issued, the certificate number of the Security which the Holder will deliver to be purchased (or if the Securities are not certificated, the Put Right Purchase Notice must comply with the procedures of the Depositary applicable to purchases),

                  (2) the portion (which may be 100%) of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be in a principal amount of $1,000 or an integral multiple thereof, and

                  (3) that such Security shall be purchased as of the applicable Put Right Purchase Date pursuant to the terms and conditions in this Section 3.12.

         (f) The Company shall purchase all Securities with respect to which a Put Right Purchase Notice is given and not withdrawn, upon the later of the applicable Put Right Purchase Date and delivery of such Securities to the Paying Agent (together with all necessary endorsements) at the offices of the Paying Agent (if the Securities are not certificated, such delivery must comply with the procedures of the Depositary applicable to purchases). Delivery of such Security shall be a condition to receipt by the Holder of the Put Right Purchase Price therefor. The Put Right Purchase Price shall be paid pursuant to this Section 3.12 only if the Security delivered to the Paying Agent conforms in all respects to the description thereof in the related Put Right Purchase Notice, as determined by the Company.

         (g) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Put Right Purchase Notice contemplated by this Section 3.12 shall have the right to withdraw such Put Right Purchase Notice at any time prior to the close of business on the Put Right Purchase Date by delivery of a written notice of withdrawal to the Paying Agent specifying:

                  (1) the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted (or, if the Securities are not certificated, the withdrawal notice must comply with the procedures of the Depositary applicable to withdrawals),

                  (2) the aggregate principal amount of the Security (which must be equal to $1,000 or any integral multiple thereof) with respect to which such notice of withdrawal is being submitted, and

                  (3) the aggregate principal amount, if any, of such Security which remains subject to the original Put Right Purchase Notice and which has been or will be delivered for purchase by the Company.

         (h) The Paying Agent shall promptly notify the Company of the receipt by it of any Put Right Purchase Notice or written notice of withdrawal thereof.

         (i) On or before 5:00 p.m. (local time in the City of New York) on the Business Day following the Put Right Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of money (in immediately available funds if deposited on or after such Put Right Purchase Date) sufficient to pay the aggregate Put Right Purchase Price of all the Securities or portions thereof which are to be purchased as of the Put Right Purchase Date. The manner in which the deposit required by this Section 3.12(i) is made by the Company shall be at the option of the Company; provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds by the close of business on the Business Day after the Put Right Purchase Date.

                  (1) If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Put Right Purchase Price of any Security for which a Put Right Notice has been tendered and not withdrawn on the Put Right Purchase Date, then, on the close of business on the Business Day after the Put Right Purchase Date, such Security will cease to be outstanding, whether or not the Security is delivered to the Paying Agent, and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Put Right Purchase Price as aforesaid) and interest will cease to accrue on such Security.

                  (2) The Put Right Purchase Price shall be paid to such Holder with respect to Securities for which a Put Right Purchase Notice has been tendered and not withdrawn, subject to receipt of funds by the Paying Agent, promptly following the later of (A) the Business Day after the Put Right Purchase Date with respect to such Security (provided that the conditions in Subsection 3.12(f) have been satisfied) and (B) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by
Section 3.12(f). Securities in respect of which a Put Right Purchase Notice has been given by the Holder thereof; if convertible pursuant to Article 4 hereof, may not be converted on or after the date of the delivery of such Put

Right Purchase Notice, unless such Put Right Purchase Notice has first been validly withdrawn as specified in Subsection 3.12(g).

                  (3) To the extent that the aggregate amount of Cash deposited by the Company pursuant to this Subsection 3.12(i) exceeds the aggregate Put Right Purchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Put Right Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess Cash to the Company.

         (j) The Company shall only be obligated to purchase, pursuant to this
Section 3.12, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

         (k) Upon receipt by the Paying Agent of the Put Right Purchase Notice specified in subsection 3.12 (f), the Holder of the Security in respect of which such Put Right Purchase Notice was given shall (unless such Put Right Purchase Notice is withdrawn as specified herein) thereafter be entitled to receive solely the Put Right Purchase Price with respect to such Security.

         SECTION 3.13. SECURITIES PURCHASED IN PART.

         Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Change in Control Purchase Date or the Put Right Purchase Date, as the case may be, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

         SECTION 3.14. COMPLIANCE WITH SECURITIES LAWS UPON PURCHASE OF
                       SECURITIES

         In connection with any offer to purchase of Securities under Section
3.8 or Section 3.12, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), if applicable, under the Exchange Act,
(b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.8 through 3.12 to be exercised in the time and in the manner specified therein.

                                    ARTICLE 4
                                   CONVERSION

         SECTION 4.1. CONVERSION PRIVILEGE AND CONVERSION RATE.

         (a) Subject to and upon compliance with the provisions of this Article and the Securities, at the option of the Holder thereof, any Security or portion thereof that is an integral multiple of $1,000 may be converted into the Principal Return and Net Share Amount, if any, at any time on or prior to the close of business on the Final Maturity Date, unless previously redeemed by the Company or purchased by the Company at the Holders' option, at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion and subject to the adjustments described below, only under the following circumstances:

                  (1) after the fiscal quarter ended September 30, 2004 and prior to March 5, 2022, in any fiscal quarter (and only during such fiscal quarter) if the Closing Price per share of the Common Stock for at least 20 Trading Days in the period of the 30 consecutive Trading Days ending on the last Trading Day of the previous fiscal quarter was more than 130% of the then current Conversion Price;

                  (2) on or after March 5, 2022, at all times on or after any date on which the Closing Price per share of the Common Stock is more than 130% of the then current Conversion Price of the Securities;

                  (3) until the close of business on the Business Day prior to the Redemption Date if the Company elects to redeem the Securities pursuant to
Article 3 hereof;

                  (4) if the Company distributes to all or substantially all holders of Common Stock rights, options or warrants entitling them to purchase Common Stock at less than the Closing Price per share of the Common Stock on the day preceding the declaration for such distribution;

                  (5) if the Company distributes to all or substantially all holders of Common Stock Cash, assets, debt securities or Capital Stock, which distribution has a per share value as determined by the Board of Directors exceeding 10% of the Closing Price per share of the Common Stock on the day preceding the declaration for such distribution;

                  (6) (A) if the Company becomes a party to a consolidation, merger or binding share exchange pursuant to which all or substantially all of the Company's Common Stock would be converted to Cash, securities or other property, (B) if a Change in Control occurs, or (C) if an event occurs that would have been a Change in Control but for the existence of one of the Change in Control exceptions set forth in the clauses 2(A) through (C) of Section 3.8(c) of this Indenture; or

                  (7) during the five consecutive Business Day period following any five consecutive Trading Day period in which the average Trading Price for the Securities for such five consecutive Trading Day period was less than 98% of the average Conversion Value for the Securities for such five consecutive Trading Day period ("trading price condition"); provided that upon any conversion of Securities pursuant to this trading price condition if, on the applicable Conversion Date, the Closing Price per share of Common Stock is greater than or equal to the then current Conversion Price of the Securities and less than or equal to 130% of the then current Conversion Price of the Securities then such Holder shall receive, instead of Cash and, if applicable, shares of Common Stock calculated in accordance with Section 4.2, Cash with a value equal to the principal amount of the Securities (a "Principal Value Conversion"); provided, further, that Cash delivered upon a Principal Value Conversion will be valued at the greater of the Conversion Price of the Securities as of the Conversion Date and the Applicable Stock Price as of the Conversion Date.

         (b) Subject to certain exceptions described in Sections 3.7, 3.8, 3.12 and 4.14 and Article 5, if a Holder surrenders its Securities for conversion, the Company shall deliver, in respect of each $1,000 principal amount of
Securities:

                  (1) Cash in an amount (the "Principal Return") equal to the lesser of (A) the principal amount of each Security and (B) the Conversion Value; and

                  (2) if the Conversion Value is greater than the principal amount of each Security, a number of shares of Common Stock (the "Net Shares") equal to the sum of the Daily Share Amounts (calculated as described below) for each Trading Day during the Applicable Conversion Reference Period (the "Net Share Amount"); provided that, in lieu of the delivery of Net Shares, the Company may, at its option, deliver Cash or a combination of Cash and shares of Common Stock equal to the value of the sum of the Daily Share Amounts. For this purpose, the value of each Daily Share Amount shall be calculated using the Closing Price of Common Stock on each Trading Day in the Applicable Reference Period. If and to the extent that the Company makes such an election, references herein to "Net Share Amount" shall be deemed to be references to such amount in Cash or combination of Cash and Common Stock, as applicable.

         (c) In the case of a distribution contemplated by clauses (4) and (5) of Subsection 4.1(a), the Company shall notify Holders at least 20 days prior to the ex-dividend date for such distribution (the "Distribution Notice"). Once the Company has given the Distribution Notice, Holders may surrender their Securities for conversion at any time until the earlier of the close of business on the last Business Day preceding the ex-dividend date or the Company's announcement that such distribution will not take place. Notwithstanding the foregoing, in the event of a distribution contemplated by clauses (4) and (5) of Subsection 4.1(a), Holders may not convert the Securities if the Holders may participate in such distribution without converting their Securities.

         (d) In the case of a transaction contemplated by clause (6) of Subsection 4.1(a), the Company will notify Holders at least 25 days prior to the anticipated effective date of such transaction (the "Merger Notice"). Holders may surrender Securities for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of such transaction until the date which is 15 days after the actual effective date of such transaction. If the Company is party to a transaction contemplated by subclause
(6)(A) of Subsection 4.1(a), then at the effective time of the transaction, the right to convert a Security into shares of Common Stock shall be changed into a right to convert such Security into the kind and amount of Cash, securities or other property that the Holders would have received if the Holders had converted such Security into shares of Common Stock immediately prior to the actual effective date of the transaction. If the Company is party to a transaction contemplated by subclause (6)(B) of Subsection 4.1(a), then the Holders may require the Company to purchase all or a portion of the Securities as described in Section 3.8; provided that if such transaction occurs on or prior to March 5, 2011, the Holders shall, in the alternative, be entitled to receive Additional Shares as provided in Article 5 hereto.

         (e) Prior to March 5, 2022, beginning with the fiscal quarter ending March 31, 2004, (1) the Conversion Agent will determine, on behalf of the Company, on the first Business Day following the last Trading Day of each fiscal quarter whether the Securities are convertible pursuant to clause (1) of Subsection 4.1(a), and, if so, will notify the Company. From March 5, 2022, the Conversion Agent will determine, on behalf of the Company, on a daily basis, whether the Securities are convertible pursuant to clause (2) of this Subsection 4.1(a) and, if so, will notify the Company.

         (f) The Conversion Agent shall have no obligation to determine the Trading Price of the Securities unless the Company has requested such determination; and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price of the Securities is reasonably likely to be less than 98% of the Conversion Value; at such time, the Company shall instruct the Conversion Agent to determine the Trading Price and Conversion Value of the Securities beginning on the next Trading Day and on each successive Trading Day for 10 consecutive Trading Days to determine whether the average of the Trading Prices for the Securities for any five consecutive Trading Day period within such 10 Trading Day period is less than 98% of the average Conversion Value of the Securities over such five Trading Day period and to notify the Company accordingly.

         (g) The Company will provide written notice to the Conversion Agent as soon as reasonably practicable of any anticipated or actual event or transaction that will cause or causes the Securities to become convertible pursuant to clauses (4) or (5) of Subsection 4.1(a).

         (h) The conversion right, subject to the conditions described in this
Section 4.1, shall commence on the initial issuance date of the Securities and expire at the close of business on the Final Maturity Date, subject, in the case of conversion of any Global Security, to any Applicable Procedures. If a Security is called for redemption or submitted or presented for purchase pursuant to Article 3, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Redemption Date, or the Business Day following the Change in Control Purchase Date or Put Right Purchase Date, as the case may be, for such Security (unless the Company shall default in making the Redemption Price payment, Change in Control Purchase Price payment or Put Right Purchase Price payment when due in accordance with Article 3, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed or purchased, as the case may be). Securities in respect of which a Change in Control Purchase Notice or a Put Right Purchase Notice, as the case may be, has been delivered may not be surrendered for conversion pursuant to this Article 4 prior to a valid withdrawal of such Change in Control Notice or Put Right Purchase Notice, as the case may be in accordance with the provisions of Article 3.

         (i) Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

         (j) A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities into Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 4.

         (k) The rate at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Rate") shall be initially 91.2596 shares of Common Stock for each $1,000 principal amount of Securities. The Conversion Rate shall be adjusted in certain instances as provided in this
Article 4. The "Conversion Price" shall equal $1,000 divided by the Conversion Rate and shall be adjusted when the Conversion Price is so adjusted in accordance with this Article 4.

         SECTION 4.2. CONVERSION PROCEDURE.

         (a) To convert a Security, a Holder must (1) complete and manually sign the conversion notice on the back of the Security and deliver such notice to a Conversion Agent, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (4) pay any transfer or similar tax, if required. The date on which the Holder satisfies all of those requirements is the "Conversion Date." As soon as practicable after the Conversion Date, the Company shall deliver to the Holder through a Conversion Agent the Cash and shares of Common Stock, if any, issuable upon the conversion and Cash in lieu of any fractional shares pursuant to Section 4.3. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.

         (b) The person in whose name any shares of Common Stock issued upon conversion are registered shall be deemed to be a holder of record of such Common Stock on the Conversion Date; provided, however, that no surrender of a Security on any Conversion Date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Rate in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. Except as set forth in this Indenture, no payment or adjustment will be made for dividends or distributions declared or made on shares of Common Stock issued upon conversion of a Security prior to their issuance.

         (c) Securities so surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (excluding (1) Securities or portions thereof called for redemption or presented for purchase pursuant to Article 3 hereof on a Redemption Date, a Change in Control Purchase Date or Put Right Purchase Date, as the case may be, occurring during the period beginning at the close of business on a Regular Record Date and ending at the opening of business on the fifth Business Day after the next succeeding Interest Payment Date or (2) Securities that are submitted for conversion between the Regular Record Date for the final interest payment and the opening of business on the final Interest Payment Date) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Security then being converted, and such interest shall be payable to the registered Holder of such Security as of that Regular Record Date notwithstanding the conversion of such Security, subject to the provisions of this Indenture relating to the payment of defaulted interest by the Company. Except as otherwise provided in this Section 4.2, no payment or adjustment will be made for accrued interest on a converted Security. If the Company defaults in the payment of interest payable on such Interest Payment Date, the Company shall promptly repay such funds to such Holder.

         (d) Nothing in this Section shall affect the right of a Holder in whose name any Security is registered at the close of business on a Regular Record Date to receive the interest payable on such Security on the related Interest Payment Date in accordance with the terms of this Indenture and the Securities. If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Securities converted.

         (e) In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such part is an integral multiple of $1,000 and the principal amount of such Security to remain outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof.

         SECTION 4.3. FRACTIONAL SHARES.

         The Company will not issue fractional shares of Common Stock upon conversion of Securities. In lieu thereof, the Company will pay an amount in Cash for the current market value of the fractional shares. The current market value of a fractional share shall be determined (calculated to the nearest 1/100th of a share) by multiplying the Closing Price (determined as set forth in Section 4.6(a)(10)) of the Common Stock on the Conversion Date by such fractional share and rounding the product to the nearest whole cent.

         SECTION 4.4. TAXES ON CONVERSION.

         If a Holder converts a Security, the Company shall pay any transfer, stamp or similar taxes or duties related to the issue or delivery of shares of Common Stock upon such conversion, if any. However, the Holder shall pay any such tax with respect to Cash received in lieu of fractional shares. In addition, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

         SECTION 4.5. COMPANY TO PROVIDE STOCK.

         (a) The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit, upon the conversion of all outstanding Securities, the Company to issue the aggregate number of the Net Shares issuable upon such conversion.

         (b) All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive or similar rights and free of any lien or adverse claim.

         (c) The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or on the Nasdaq National Market or other over-the-counter market or such other market on which the Common Stock is then listed or quoted; provided, however, that if rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time.

         SECTION 4.6. ADJUSTMENT OF CONVERSION RATE.

         (a) The Conversion Rate shall be adjusted from time to time by the Company as follows:

                  (1) In case the Company shall pay a dividend on its Common Stock in shares of Common Stock or make a distribution on its Common Stock in shares of Common Stock, the Conversion Rate in effect immediately prior to the record date for the determination of shareholders entitled to receive such dividend or other distribution shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator of shall be the sum of the number of shares of Common Stock outstanding at the close of business on such record date plus the total number of shares of Common Stock constituting such dividend or other distribution and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date. Such adjustment shall be made successively whenever any such dividend or distribution is made and shall become effective immediately after such record date. For the purpose of this clause (1) of Subsection 4.6(a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on Common Shares held in the treasury of the Company. If any dividend or distribution of the type described in this clause is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

                  (2) In case the Company shall subdivide its outstanding Common Stock into a greater number of shares, or combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to the day upon which such subdivision or combination becomes effective shall be, in the case of a subdivision of Common Stock, proportionately increased and, in the case of a combination of Common Stock proportionately reduced. Such adjustment shall be made successively whenever any such subdivision or combination of the Common Stock occurs and shall become effective immediately after the date upon which such subdivision or combination becomes effective.

                  (3) In case the Company shall issue rights, options or warrants to all holders of its Common Stock entitling them (for a period of not more than 60 days after such issuance) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price per share of Common Stock (as determined in accordance with clause (10) of this Subsection 4.6(a) on the record date for the determination of stockholders entitled to receive such rights, options or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible) and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Market Price per share of Common Stock on such record date. Such adjustment shall be made successively whenever any such rights, options or warrants are issued, and shall become effective immediately after such record date. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Common Shares actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if the record date for the determination of shareholders entitled to receive such rights, options or warrants had not been fixed. In determining whether any rights, options or warrants entitle the shareholders to subscribe for or purchase shares of Common Stock at a price less than the Current Market Price per share of Common Stock and in determining the aggregate offering price of the total number of shares of Common Stock so offered, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than Cash, to be determined by the Board of Directors.

                  (4) In case the Company shall make a dividend or other distribution to all holders of its Common Stock of securities or other property (including evidences of indebtedness or other non-Cash assets), including shares of Capital Stock or similar equity instruments (excluding (x) any dividend or distribution of Common Stock for which an adjustment was made pursuant to Section 4.6(a)(1), any subdivision or combination of Common Stock for which an adjustment was made pursuant to Section 4.6(a)(2), any issuance of rights, options or warrants for which an adjustment was made pursuant to Section 4.6(a)(3) and (y) any dividend or distribution paid exclusively in Cash for which an adjustment was made pursuant to Section 4.6(a)(7)) (the "Distributed Securities"), then in each such case the Conversion Rate in effect immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on such record date and of which the denominator shall be Current Market Price per share on the record date mentioned below less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers' Certificate delivered to the Trustee) on such record date of the portion of the Distributed Securities so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding at the close of business on such record date). Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

         In the event the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Security shall have the right to receive upon conversion the amount of Distributed Securities so distributed such holder would have received had such holder converted each Security on such record date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Subsection 4.6(a) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

         Notwithstanding the foregoing, if the securities distributed by the Company to all holders of its Common Stock consist of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company (the "Spinoff Securities"), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the record date fixed for the determination of Shareholders entitled to receive such distribution by a fraction: the numerator of which shall be the sum of (A) the average Closing Price of one share of Common Stock over the ten consecutive Trading Day period (the "Spinoff Valuation Period") commencing on and including the fifth Trading Day after the date on which "ex-dividend trading" commences on the Common Stock on the Nasdaq National Market or such other U.S. national or regional exchange or market on which the Common Stock is then listed or quoted and (B) the average Closing Price over the Spinoff Valuation Period of the portion of the Spinoff Securities so distributed applicable to one share of Common Stock and the denominator of which shall be the average Closing Price of one share of Common Stock over the Spinoff Valuation Period, such adjustment to become effective immediately prior to the opening of business on the fifteenth Trading Day after the date on which "ex-dividend trading" commences; provided, however, that the Company may in lieu of the foregoing adjustment elect to reserve the pro rata portion of such Spinoff Securities so that each Holder of Securities shall have the right to receive upon conversion thereof the amount of such Spinoff Securities of such

Subsidiary or business unit that such Holder of Securities would have received if such Securities had been converted on the record date with respect to such distribution.

                  (5) With respect to any Rights (the "Rights") that may be issued or distributed pursuant to any rights plan that the Company implements after the date of this Indenture (a "Rights Plan"), upon conversion of the Securities into Common Stock, to the extent that such Rights Plan is in effect upon such conversion, the Holders of Securities will receive, with respect to the shares of Common Stock issued upon conversion, the Rights described therein (whether or not the Rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in and in accordance with any such Rights Plan; provided that if, at the time of conversion, however, the Rights have separated from the shares of Common Stock in accordance with the provisions of the Rights Plan so that Holders would not be entitled to receive any rights in respect of the shares of Common Stock issuable upon conversion of the Securities, the Conversion Rate will be adjusted as if the Company distributed to all holders of Common Stock Distributed Securities as provided in the first paragraph of clause (4) of this Subsection 4.6(a), subject to readjustment in the event of the expiration, termination or redemption of the rights. Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Subsection 4.6(a).

                  (6) Rights or warrants (other than Rights issued pursuant to a Rights Plan) distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (each a "Trigger Event"): (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this
Section 4.6 (and no adjustment to the Conversion Price under this Section 4.6 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Subsection. If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this
Section 4.6 was made, (x) in the case of any such rights or warrants which shall all have been redeemed, purchased by the Company or purchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption, purchase by the Company or expiration without exercise to give effect to such distribution or Trigger Event, as the case may be, as though it were a Cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and
(y) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

                  (7) In case the Company shall, by dividend or otherwise, at any time distribute (a "Triggering Distribution") to all holders of its Common Stock Cash, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect immediately prior to the day on which such Triggering Distribution is declared ("Determination Date") by a fraction of which the numerator shall be such Current Market Price per share of the Common Stock on the Determination Date and the denominator of which shall be the Current Market Price per share of the Common Stock on the Determination Date less the sum of the aggregate amount of Cash, paid or payable within such 12 months (including, without limitation, the Triggering Distribution) applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding at the close of business on the Determination Date), such increase to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

                  (8) In case any tender offer made by the Company or any of its Subsidiaries for all or any portion of Common Stock shall expire, then immediately prior to the opening of business on the day after the last date (the "Expiration Date") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "Expiration Time"), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the sum of (A) the fair market value of the aggregate consideration (the fair market value as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers' Certificate delivered to the Trustee) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (B) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the average Closing Price per share of Common Stock for the three Trading Days next succeeding the Expiration Date and the denominator of which shall be the product of the number of shares of Common Stock outstanding (including Purchased Shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by average the Closing Price per share of the Common Stock for the three Trading Days next succeeding the Expiration Date, such increase to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased. If the application of this clause (8) of Subsection 4.6(a) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this clause (8).

                  (9) For purposes of this Subsection, the term "tender offer" shall mean and include both tender offers and exchange offers, all references to "purchases" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "tendered shares" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

                  (10) For the purpose of any computation under this Subsection 4.6(a), the current market price (the "Current Market Price") per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 10 consecutive Trading Days before (A) the Determination Date or the Expiration Date, as the case may be, with respect to distributions or tender offers under this Subsection 4.6(a) or (B) the record date with respect to distributions, issuances or other events requiring such computation under this
Section 4.6. The closing price (the "Closing Price") for each day shall be the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices in either case on the Nasdaq National Market or, if the Common Stock is not listed or admitted to trading on the Nasdaq National Market, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on the Nasdaq National Market or any national securities exchange, the last reported sales price of the Common Stock as quoted on the Nasdaq National Market or, in case no reported sale takes place, the average of the closing bid and asked prices as quoted on the Nasdaq National Market or any comparable system or, if the Common Stock is not quoted on the Nasdaq National Market or any comparable system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no such prices are available, the Current Market Price per share shall be the fair value of a share of Common Stock as reasonably determined by the Board of Directors (which determination shall be conclusive and shall be evidenced by an Officers' Certificate delivered to the Trustee).

         (b) In any case in which this Section 4.6 shall require that an adjustment be made following a record date, a Determination Date or Expiration Date, as the case may be, established for the purposes specified in this Section 4.6, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in
Section 4.9) issuing to the Holder of any Security converted after such record date, Determination Date or Expiration Date the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Company (or other Cash, property or securities, as applicable) issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of any Cash, property or securities the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such Cash, property or securities. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date, Determination Date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such effective date, Determination Date or Expiration Date had not occurred.

         (c) For purposes of this Section 4.6, "record date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any Cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged or converted into any combination of Cash, securities or other property, the date fixed for determination of stockholders entitled to receive such Cash, security or other property (whether or not such date is fixed by the Board of Directors or by statute, contract or otherwise).

         SECTION 4.7. NO ADJUSTMENT.

         (a) No adjustment in the Conversion Rate shall be required if Holders may participate in the transactions set forth in Section 4.6 above (to the same extent as if the Securities had been converted into Common Stock immediately prior to such transactions) without converting the Securities held by such Holders.

         (b) Any adjustments which by reason of this Section 4.7 would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

         (c) No adjustment in the Conversion Rate shall be required for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

         (d) To the extent that the Securities become convertible into the right to receive Cash, no adjustment need be made thereafter as to the Cash.

         SECTION 4.8. ADJUSTMENT FOR TAX PURPOSES.

         The Company shall be entitled to make such increases in the Conversion Rate, in addition to those required by Section 4.6, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable. Any such change in the Conversion Rate shall also be made to the Conversion Price.

         SECTION 4.9. NOTICE OF ADJUSTMENT.

         Whenever the Conversion Rate or conversion privilege is required to be adjusted pursuant to this Indenture, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officers' Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

         SECTION 4.10. NOTICE OF CERTAIN TRANSACTIONS.

         In the event that:

         (a) the Company takes any action which would require an adjustment in the Conversion Rate;

         (b) the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and stockholders of the Company must approve the transaction; or

         (c) there is a dissolution or liquidation of the Company,

the Company shall mail to Holders and file with the Trustee a notice stating the proposed record date or effective date, as the case may be. The Company shall mail such notice at least 10 days before such proposed record date or effective date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (a), (b) or (c) of this
Section 4.10.

         SECTION 4.11. EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE
                       ON CONVERSION PRIVILEGE.

         (a) If any of the following shall occur, namely: (1) any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or any other transaction or event for which an adjustment is provided in Section 4.6); (2) any statutory share exchange, consolidation or merger or combination to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (3) any sale or conveyance of all or substantially all the property and assets of the Company, directly or indirectly, to any person, then the Company and any such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, combination, statutory share exchange, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture to this Indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including Cash) receivable upon such reclassification, change, combination, statutory share exchange, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, combination, statutory share exchange, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article 4. If, in the case of any such consolidation, merger, combination, statutory share exchange, sale or conveyance, the stock or other securities and property (including Cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, combination, statutory share exchange, sale or conveyance, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 4.11 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances.

         (b) In the event the Company shall execute a supplemental indenture pursuant to this Section 4.11, the Company shall promptly file with the Trustee
(1) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including Cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (2) an Opinion of Counsel that all conditions precedent thereto and hereunder have been complied with, and shall promptly mail notice thereof to all Holders.

         SECTION 4.12. TRUSTEE'S DISCLAIMER.

         (a) The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers' Certificate including the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.9. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article 4.

         (b) The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.11.

         SECTION 4.13. VOLUNTARY INCREASE.

         The Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period if the Board of Directors determines that such increase would be in the best interest of the Company or to avoid or diminish income tax to holders of shares of our Common Stock in connection with a dividend or distribution of stock or similar event, and the Company provides 15 days prior notice of any increase in the Conversion Rate; provided, however, that in no event may the Company increase the Conversion Rate so that the adjusted Conversion Price would be less than the par value of a share of Common Stock. Any such change in the Conversion Rate shall also be made to the Conversion Price.

         SECTION 4.14. EXCHANGE IN LIEU OF CONVERSION.

         In lieu of it obligations pursuant to Section 4.1(b), the Company may, at its option, direct the Conversion Agent to surrender, on or prior to the date of determination of the Applicable Stock Price, Securities tendered for conversion to a financial institution (the "Financial Institution") designated by the Company for exchange in lieu of conversion. If the Financial Institution accepts any such Securities surrendered for conversion, it will deliver to the Conversion Agent, in exchange for each $1,000 principal amount of such Securities, a number of shares of Common Stock equal to the Applicable Conversion Rate (together with Cash for any fractional shares), or Cash or a combination of Cash and shares of Common Stock with a value equal to such shares of Common Stock. Any Cash amounts will be based on the Applicable Stock Price.

         If Financial Institution accepts any such Securities, it will deliver such shares of Common Stock, Cash or combination of Cash and Common Stock, as the case may be, to the Conversion Agent and the Conversion Agent will deliver such shares of Common Stock, Cash or combination of Cash and Common Stock, as the case may be, to the Holder who has tendered such Securities for conversion. If the Financial Institution agrees to accept any Securities for exchange but does not timely deliver the related consideration, the Company will, as promptly as practical thereafter, but not later than the third Business Day following determination of the Applicable Stock Price, convert such Securities into Cash and shares of Common Stock, if any, as provided in Section 4.2 above.

                                    ARTICLE 5
                     MAKE WHOLE AMOUNT AND CHANGE IN CONTROL

         SECTION 5.1. ADDITIONAL SHARES.

         If a Holder elects to convert the Securities in connection with a Change in Control that occurs on or prior to March 5, 2011 pursuant to Section 4.1(a)(6)(B), the Conversion Rate for such converting Holder shall be increased by an additional number of shares of Common Stock (the "Additional Shares") as described in this Section 5.1; provided that if the Stock Price is greater than $50.00 (the "Stock Price Cap") or less than $8.00 (the "Stock Price Threshold") (subject in each case to adjustment as described in Section 4.6), the number of Additional Shares shall be zero. The Additional Shares shall be in addition to, and not in substitution for, any Cash or shares of Common Stock otherwise due to Holders of Securities upon conversion, as described in this Indenture.

         The number of Additional Shares shall be determined by reference to the table set forth below in this Section 5.1, based on the date such Change in Control transaction is consummated (the "Effective Date") and the Stock Price.

         Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion exceed 51.29 shares per $1,000 Principal Amount, subject to adjustment in the same manner as the Conversion Rate shall be adjusted in accordance with Section 4.6.

         Any Conversion of Securities in connection with a Change in Control as provided in this Section 5.1 and the settlement thereof shall be as set forth in
Article 4.

                             Additional Shares Table

                                                                Effective Date
                   -----------------------------------------------------------------------------------------------------------
                   November 4,     March 5,      March 5,     March 5,      March 5,      March 5,      March 5,      March 5,
  Stock Price         2004          2005          2006         2007          2008          2009          2010          2011
  -----------      -----------     --------      --------     --------      --------      --------      --------      --------
     $ 8.00             33.7         33.7           33.7         33.7         33.7           33.7         33.7          33.7
     $ 9.00             28.7         28.4           27.4         26.1         24.3           24.3         23.7          19.8
     $10.00             24.3         24.0           22.6         21.0         18.5           17.4         16.5           8.7
     $11.00             20.9         20.5           19.0         17.1         14.2           12.1         11.2           0.0
     $12.00             18.3         17.8           16.2         14.2         11.0            7.9          7.1           0.0
     $13.00             16.1         15.6           14.0         11.9          8.6            4.7          4.1           0.0
     $14.00             14.3         13.9           12.2         10.1          6.8            2.3          2.0           0.0
     $15.00             12.9         12.4           10.8          8.6          5.4            1.0          0.9           0.0
     $20.00              8.3          7.9            6.4          4.6          2.0            0.0          0.0           0.0
     $30.00              4.7          4.3            3.3          2.1          0.7            0.0          0.0           0.0
     $40.00              3.2          3.0            2.2          1.4          0.4            0.0          0.0           0.0
     $50.00              2.4          2.3            1.7          1.0          0.3            0.0          0.0           0.0

The exact Stock Price and Effective Dates may not be set forth on the table, in which case, if the Stock Price is between two Stock Prices on the table or the Effective Date is between two Effective Dates on the table, the Additional Shares shall be determined by straight-line interpolation between Additional Shares amounts set forth for the higher and lower Stock Prices and the two Effective Dates, as applicable, based on a 365-day year. The Stock Prices set forth in the column headings are subject to adjustment pursuant to Section 4.6.

         SECTION 5.2. [INTENTIONALLY OMITTED].

         SECTION 5.3. CALCULATION AGENT.

         A Calculation Agent appointed from time to time by the Company shall, on behalf of and at the request of the Company, calculate (a) the Stock Price and (b) the Additional Shares with respect to such Stock Price, based on the Effective Date specified by the Company, and shall deliver its calculation of the Stock Price and Additional Shares to the Company and the Trustee within three Business Days of the request by the Company or the Trustee. The Company, or at the Company's request, the Trustee in the name and at the expense of the Company, shall provide a Notice to the Holders of the Stock Price and Additional Shares per Principal Amount with respect to a Change in Control as part of the Change in Control Notice. Any Notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such

Notice. The Company shall verify, in writing, all calculations made by the Calculation Agent pursuant to this Section 5.3.

         SECTION 5.4. ADJUSTMENT RELATED TO ADDITIONAL SHARES.

         Whenever the Conversion Rate shall be adjusted from time to time by the Company pursuant to Section 4.6, the Stock Price Threshold and the Stock Price Cap shall be adjusted and each of the Stock Prices set forth in the Additional Shares Table shall be adjusted. The adjusted Stock Price Threshold, Stock Price Cap and Stock Prices in the table set forth in Section 5.1 shall equal (a) the Stock Price Threshold, the Stock Price Cap and such Stock Prices, as the case may be, immediately prior to such adjustment multiplied by (b) a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to such adjustment and the denominator of which is the Conversion Rate as so adjusted.

                                    ARTICLE 6
                                    COVENANTS

         SECTION 6.1. PAYMENT OF SECURITIES.

         (a) The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal or interest, shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 11:00 a.m., New York City time, on that date money, deposited by or on behalf of the Company sufficient to pay the installment. Subject to Section 4.2 hereof, accrued and unpaid interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal (including premium, if any) and overdue installments of interest at the rate borne by the Securities.

         (b) Payment of the principal of (and premium, if any) and interest on the Securities shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be the Trustee) or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company at least 10 Business Days prior to the payment date.

         SECTION 6.2. SEC REPORTS.

         (a) The Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and within 15 days after it files them with the SEC, the Company shall file copies of all such reports, information and other documents with the Trustee; provided that any such reports, information and documents filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval system shall be deemed to be filed with the Trustee.

         (b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         SECTION 6.3. COMPLIANCE CERTIFICATES.

         The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2004), an Officers' Certificate as to the signer's knowledge of the Company's compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any default or Event of Default. If such signer knows of such a default or Event of Default, the Officers' Certificate shall describe the default or Event of Default and the efforts to remedy the same. For the purposes of this Section 6.3, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

         SECTION 6.4. FURTHER INSTRUMENTS AND ACTS.

         Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

         SECTION 6.5. MAINTENANCE OF CORPORATE EXISTENCE.

         Subject to Article 7, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

         SECTION 6.6. [Intentionally Omitted].

         SECTION 6.7. STAY, EXTENSION AND USURY LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

         SECTION 7.1. COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

         (a) The Company shall not consolidate with or merge into any Person or convey, transfer or lease the Company's properties and assets substantially as an entirety to any Person unless:

                  (1) either (A) the Company shall be the surviving corporation or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease, the properties and assets of the Company substantially as an entirety shall (i) be a corporation, limited liability company, partnership, trust or other business entity organized and existing under the laws of the United States of America or any State thereof and (ii) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant and provision of this Indenture and the Securities required on the part of the Company to be performed or observed and the conversion rights shall be provided for in accordance with Articles 4 and 5, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company's assets;

                  (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

                  (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

         (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries of the Company (other than to the Company or another Subsidiary of the Company), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

         SECTION 7.2. SUCCESSOR SUBSTITUTED.

         Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with
Section 7.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                    ARTICLE 8
                              DEFAULT AND REMEDIES

         SECTION 8.1. EVENTS OF DEFAULT.

         (a) An "Event of Default" shall occur if:

                  (1) the Company defaults in the payment of any interest, if any, on any Security when the same becomes due and payable and the default continues for a period of 30 days;

                  (2) the Company defaults in the payment of any principal of (including, without limitation, any premium, if any, on) any Security when the same becomes due and payable (whether at maturity, upon a Change in Control Repurchase Date, Redemption Date, in connection with a Put Right Purchase Date or otherwise);

                  (3) the Company fails to comply with any of its other terms, covenants or agreements contained in the Securities or this Indenture and the default continues for a period of 30 days after the Notice of Default specified below;

                  (4) the Company fails to provide a Change in Control Repurchase Notice when required by Section 3.8 and the default continues for a period of 5 days after the Notice of Default specified below; or

                  (5) any indebtedness under any bond, debenture, note or other evidence of indebtedness for money borrowed (or guarantee thereof) by the Company or any Significant Subsidiary or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Significant Subsidiary (an "Instrument") with an aggregate principal amount then outstanding in excess of $5,000,000, whether such indebtedness now exists or shall hereafter be created, is not paid at final maturity of the Instrument by the end of the applicable grace period (either at its stated maturity or upon acceleration thereof), and such indebtedness is not discharged, or such acceleration is not rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then outstanding a written notice specifying such default and requiring the Company or such Significant Subsidiary to cause such indebtedness to be discharged or cause such default to be cured or waived or such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

                  (6) the Company or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case or proceeding;

                           (B) consents to the entry of an order for relief
against it in an involuntary case or proceeding or the commencement of any case against it;

                           (C) consents to the appointment of a Custodian of it
or for all or substantially all of its property;

                           (D) makes a general assignment for the benefit of its
creditors;

                           (E) files a petition in bankruptcy or answer or
consent seeking reorganization or relief; or

                           (F) consents to the filing of such a petition or the
appointment of or taking possession by a Custodian; or

                  (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any
Significant Subsidiary in an involuntary case or proceeding or adjudicates the Company or any Significant Subsidiary insolvent or bankrupt;

                           (B) appoints a Custodian of the Company or any
Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary; or

                           (C) orders the winding up or liquidation of the
Company or any Significant Subsidiary;

and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

The term "Bankruptcy Law" means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         (b) A default under clause (3) or (4) of Subsection 8.1(a) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, in writing of the default, and the Company does not cure the default within the time specified in clauses (3) or (4) of Subsection 8.1(a) after receipt of such notice. The notice given pursuant to this Section 8.1 must specify the default, demand that it be remedied and state that the notice is a Notice of Default. When any default under this Section 8.1 is cured, it ceases.

         (c) The Company will deliver to the Trustee, within 5 Business Days of becoming aware of the occurrence of an Event of Default, written notice thereof. In addition, the Company shall deliver to the Trustee, within 10 days after it becomes aware of the occurrence thereof, written notice of any event which with the lapse of time would become an Event of Default under clause (3), (4) or (5) of Subsection 8.1(a).

         The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder or unless it acquires actual knowledge of such Event of Default in the course of performing other duties pursuant to this Indenture.

         SECTION 8.2. ACCELERATION.

         If an Event of Default (other than an Event of Default specified in clause (6) or (7) of Subsection 8.1(a)) occurs and is continuing with respect to the Company, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare the principal amount, and all accrued and unpaid interest, to the date of acceleration on the Securities then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. If an Event of Default specified in clause (6) or (7) of Subsection 8.1(a) occurs and is continuing with respect to the Company, the principal amount, and all accrued and unpaid interest, of the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which has become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate per annum borne by the Securities) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 9.7 have been made. No such rescission shall affect any subsequent default or impair any right consequent thereto.

         SECTION 8.3. OTHER REMEDIES.

         (a) If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         (b) The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

         SECTION 8.4. WAIVER OF DEFAULTS AND EVENTS OF DEFAULT.

         Subject to Sections 8.7 and 11.2, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing default or Event of Default and its consequences, except a default or Event of Default in the payment of the principal of, premium, if any, or interest on any Security, a failure by the Company to convert any Securities into Common Stock or any default or Event of Default in respect of any provision of this Indenture or the Securities which, under
Section 11.2, cannot be modified or amended without the consent of the Holder of each Security affected. When a default or Event of Default is waived, it is cured and ceases.

         SECTION 8.5. CONTROL BY MAJORITY.

         The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         SECTION 8.6. LIMITATIONS ON SUITS.

         (a) A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal, premium, if any, or interest for the conversion of the Securities pursuant to Article 4) unless:

                  (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee reasonable indemnity to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

         (b) A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

         SECTION 8.7. RIGHTS OF HOLDERS TO RECEIVE PAYMENT AND TO CONVERT.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of and interest on the Security, on or after the respective due dates expressed in the Security and this Indenture, to convert such Security in accordance with Article 4 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

         SECTION 8.8. COLLECTION SUIT BY TRUSTEE.

         If an Event of Default in the payment of principal or interest specified in clause (1) or (2) of Subsection 8.1(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful interest on overdue principal and overdue installments of interest in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         SECTION 8.9. TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under
Section 9.7, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 8.10. PRIORITIES.

         (a) If the Trustee collects any money pursuant to this Article 8, it shall pay out the money in the following order:

                  (1) First, to the Trustee for amounts due under Section 9.7;

                  (2) Second, to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively;

                  (3) Third, to such other Person or Persons, if any, to the extent entitled thereto; and

                  (4) Fourth, the balance, if any, to the Company.

         (b) The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 8.10.

         SECTION 8.11. UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 8.7, or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding.

                                    ARTICLE 9
                                     TRUSTEE

         SECTION 9.1. DUTIES OF TRUSTEE.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (b) Except during the continuance of an Event of Default:

                  (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) this paragraph does not limit the effect of Subsection (b) of this Section 9.1;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5.

         (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.

Every provision of this Indenture that in any way relates to the Trustee is subject to Subsections (a), (b), (c) and (d) of this Section 9.1.

         (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         SECTION 9.2. RIGHTS OF TRUSTEE.

         (a) Subject to Section 9.1:

                  (1) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section 14.4(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion.

                  (3) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

                  (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                  (7) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                  (8) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture.

                  (9) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including, without limitation as Paying Agent, Registrar and Conversion Agent, and to each agent, custodian and other Person employed to act hereunder.

         SECTION 9.3. INDIVIDUAL RIGHTS OF TRUSTEE.


         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 9.10 and 9.11.

         SECTION 9.4. TRUSTEE'S DISCLAIMER.

         The Trustee makes no representation as to the validity or adequacy of this Indenture, the Securities, or the Pledged Securities it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

         SECTION 9.5. NOTICE OF DEFAULT OR EVENTS OF DEFAULT.

         If a default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of all uncured defaults or Events of Default known to it within 90 days after it occurs. However, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Securityholders, except in the case of a default or an Event of Default in payment of the principal of, or premium, if any, or interest on any Security when due or in the payment of any redemption or purchase obligation.

         SECTION 9.6. REPORTS BY TRUSTEE TO HOLDERS.

         (a) If a report is required by TIA Section 313, within 60 days after each December 31, beginning with the December 31 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such December 31 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2) and (c).

         (b) A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and, to the extent required by the TIA, filed with the SEC, and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.

         SECTION 9.7. COMPENSATION AND INDEMNITY.

         (a) The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         (b) The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 9.7 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), (including reasonable legal fees and expenses) incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement effected without its prior written consent, which shall not be unreasonably withheld.

         (c) The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its gross negligence or bad faith.

         (d) To secure the Company's payment obligations in this Section 9.7, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal of and interest on particular Securities. The obligations of the Company under this Section 9.7 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

         (e) When the Trustee incurs expenses or renders services after an Event of Default specified in clause (6) or (7) of Subsection 8.1(a) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section shall survive the termination of this Indenture.

         SECTION 9.8. REPLACEMENT OF TRUSTEE.

         (a) The Trustee may resign by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may, with the Company's written consent, appoint a successor Trustee. The Company may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 9.10;

                  (2) the Trustee is adjudged a bankrupt or an insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

         (b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

         (c) If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

         (d) If the Trustee fails to comply with Section 9.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (e) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

         (f) A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

         (g) Notwithstanding replacement of the Trustee pursuant to this Section 9.8, the Company's obligations under Section 9.7 shall continue for the benefit of the retiring Trustee.

         SECTION 9.9. SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 9.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

         SECTION 9.10. ELIGIBILITY; DISQUALIFICATION.

         The Trustee shall always satisfy the requirements of paragraphs (1),
(2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 9. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

         SECTION 9.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 10
                     SATISFACTION AND DISCHARGE OF INDENTURE

         SECTION 10.1. SATISFACTION AND DISCHARGE OF INDENTURE.

         (a) (1) This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                  (1) either

                           (A) all Securities theretofore authenticated and
delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

                           (B) all such Securities not theretofore delivered to
the Trustee for cancellation,

                                    (i) have become due and payable,

                                    (ii) will become due and payable at the
Final Maturity Date within one year, or

                                    (iii) are to be called for redemption within
one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company

                  (2) and the Company has irrevocably deposited or caused to be irrevocably deposited Cash with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) as trust funds in trust for the purpose of and in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Final Maturity Date or Redemption Date, as the case may be. In the event that the Company exercises its right to redeem the Securities as provided in Article 3, the Company shall have the right to withdraw its funds previously deposited with the Trustee or Paying Agent pursuant to the immediately preceding sentence;

                  (3) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                  (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

         (b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company with respect to the conversion privilege and the Conversion Rate of the Securities pursuant to Article 4, the obligations of the Company to the Trustee under Section 9.7 and, if money shall have been deposited with the Trustee pursuant to clause (2) of Subsection 10.1(a), the provisions of Sections 2.3, 2.4, 2.5, 2.6, 2.7 and 2.12 and Articles 3, 4 and 5, the last paragraph of Section 6.2 and this Article 10, shall survive until the Securities have been paid in full.

         SECTION 10.2. APPLICATION OF TRUST MONEY.

         Subject to the provisions of Section 10.3, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 10.1 and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of and interest on the Securities.

         SECTION 10.3. REPAYMENT TO COMPANY.

         (a) The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (1) deposited with them pursuant to Section 10.1 and (2) held by them at any time.

         (b) The Trustee and each Paying Agent shall, subject to applicable abandonment property laws, pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

         SECTION 10.4. REINSTATEMENT.

         (a) If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 10.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.1 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 10.2; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

         (b) If pursuant to the last sentence of Section 10.1(1), the Company withdraws its previously deposited funds as a result of its exercise of its redemption right, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit has occurred pursuant to Section 10.1.

                                   ARTICLE 11
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

         SECTION 11.1. WITHOUT CONSENT OF HOLDERS.

         (a) The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder for the purpose of:

                  (1) adding to the Company's covenants for the benefit of the Holders;

                  (2) surrendering any right or power conferred upon the Company;

                  (3) providing for conversion rights of Holders if any reclassification or change of Common Stock or any consolidation, merger or sale of all or substantially all of the Company's assets occurs;

                  (4) reducing the Conversion Rate, provided that the reduction will not adversely affect the interests of Holders in any material respect;

                  (5) complying with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                  (6) [Intentionally Omitted].

                  (7) curing any ambiguity, omission, inconsistency or correcting or supplementing any defective provision contained in this Indenture; provided that such modification or amendment does not, in the good faith opinion of the Board of Directors and the Trustee, adversely affect the interests of the Holders in any material respect;

                  (8) adding or modifying any other provisions which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders in any material respect;

                  (9) complying with Article 7; or

                  (10) providing for uncertificated Securities in addition to the Certificated Securities so long as such uncertificated Securities are in registered form for purposes of the Internal Revenue Code of 1986, as amended.

         SECTION 11.2. WITH CONSENT OF HOLDERS.

         (a) The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding or by the adoption of a resolution at a meeting of Holders at which a quorum is present by at least a majority in aggregate principal amount of the Securities represented at the meeting. The Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities without notice to any Holder. However, notwithstanding the foregoing but subject to
Section 11.4, without the written consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 8.4, may not:

                  (1) change the maturity of the principal of or any installment of interest on any Security;

                  (2) reduce the principal amount of, premium, if any, or interest on, or the amount payable upon redemption or purchase pursuant to
Article 3, with respect to any Security;

                  (3) reduce the interest rate or interest, to any Security;

                  (4) change the currency of payment of principal of, premium, if any, or interest on any Security;

                  (5) impair the right to institute suit for the enforcement of any payment on or with respect to, or conversion of, any Security;

                  (6) modify the Company's obligation to purchase Securities at the option of Holders or the Company's right to redeem Securities, in a manner adverse to the Holders;

                  (7) except as otherwise permitted or contemplated by provisions of this Indenture concerning corporate reorganizations, adversely affect the purchase option of Holders upon a Change in Control or the conversion rights of Holders;

                  (8) modify the provisions of this Indenture in a manner that adversely affects the interests of the Holders in any material respect;

                  (9) modify the subordination provisions of the Securities in a manner adverse to the Holders in any material respect; or

                  (10) reduce the percentage in aggregate principal amount of Securities outstanding necessary to modify or amend this Indenture or to waive any past default.

         (b) After an amendment, supplement or waiver under this Section 11.2 becomes effective, the Company shall promptly mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

         SECTION 11.3. COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

         SECTION 11.4. REVOCATION AND EFFECT OF CONSENTS.

         (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

         (b) After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (8) of Subsection 11.2(a). In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

         SECTION 11.5. NOTATION ON OR EXCHANGE OF SECURITIES.

         If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the

Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

         SECTION 11.6. TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 11 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to
Section 9.1, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement indenture until the Board of Directors approves it.

         SECTION 11.7. EFFECT OF SUPPLEMENTAL INDENTURES.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE 12

                             [INTENTIONALLY OMITTED]

                                   ARTICLE 13
                                  SUBORDINATION

         SECTION 13.1. AGREEMENT TO SUBORDINATE.

         The Company agrees, and each Holder by accepting a Security agrees, that the payment of principal of and interest on and other obligations of any kind evidenced by the Securities and this Indenture are subordinated in right of payment, to the extent and in the manner provided in this Article 13, to the prior payment in full in Cash or Cash equivalents (or otherwise to the extent Holders accept satisfaction of amounts due by settlement in other than Cash or Cash equivalents) of all senior indebtedness whether outstanding on the date hereof or hereafter incurred.

         SECTION 13.2. LIQUIDATION; DISSOLUTION; BANKRUPTCY.

         In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or to its assets, or any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshaling of assets or liabilities of the Company (except in connection with the consolidation or merger of the Company or its liquidation or dissolution following the conveyance, transfer or lease of its properties and assets substantially upon the terms and conditions described in Article 7), the holders of senior indebtedness shall be entitled to receive payment in full in Cash or Cash equivalents (or otherwise to the extent Holders accept satisfaction of amounts due by settlement in other than Cash or Cash equivalents) of all senior indebtedness, or provision shall be made for such payment, before the Holders will be entitled to receive any payment or distribution of any kind or character (other than payments or distributions in the form of Permitted Junior Securities, whether on account of principal of, or interest on the Securities); and any payment or distribution of assets of the Company of any kind or character, whether in Cash, property or securities (other than payments or distributions in the form of Permitted Junior Securities), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article 13 shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of senior indebtedness or their representatives ratably according to the aggregate amounts remaining unpaid on account of the senior indebtedness to the extent necessary to make payment in full in Cash or Cash equivalents (or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than Cash or Cash equivalents) of all senior indebtedness remaining unpaid, or to have such payment duly provided for, after giving effect to any concurrent payment or distribution to the holders of such senior indebtedness.

         SECTION 13.3. DEFAULT ON SENIOR INDEBTEDNESS.

         (a) No payment or distribution of any assets of the Company of any kind or character, whether in Cash, property or securities (other than payments in the form of Permitted Junior Securities), may be made by or on behalf of the Company on account of principal of or interest, on the Securities or on account of the purchase, redemption or other acquisition of Securities upon the occurrence of any Payment Default until such Payment Default shall have been cured or waived in writing or shall have ceased to exist or the senior indebtedness giving rise to such Payment Default shall have been discharged or paid in full in Cash or Cash equivalents (or otherwise to the extent Holders accept satisfaction of amounts due by settlement in other than Cash or Cash equivalents).

         (b) No payment or distribution of any assets of the Company of any kind or character, whether in Cash, property or securities (other than payments in the form of Permitted Junior Securities), may be made by or on behalf of the Company on account of principal of or interest, on the Securities or on account of the purchase, redemption or other acquisition of Securities during a Payment Blockage Period arising as a result of Non-Payment Default.

A "Payment Blockage Period" will commence upon the date of receipt by the Trustee of written notice from the representative of the holders of the Designated Senior Indebtedness in respect of which the Non-Payment Default exists and shall end on the earliest of:

                  (1) 179 days thereafter (provided that any Designated Senior Indebtedness as to which notice was given shall not theretofore have been accelerated);

                  (2) the date on which such Non-Payment Default is cured, waived or ceases to exist;

                  (3) the date on which such Designated Senior Indebtedness is discharged or paid in full; or

                  (4) the date on which such Payment Blockage Period shall have been terminated by written notice to the Trustee or the Company from the representative initiating such Payment Blockage Period;

after which the Company will resume making any and all required payments in respect of the Securities, including any missed payments. No more than one Payment Blockage Period may be commenced during any period of 365 consecutive days. No Non-Payment Default that existed or was continuing on the date of the commencement of any Payment Blockage Period shall be, or can be made, the basis for the commencement of a subsequent Payment Blockage Period, unless such Non-Payment Default has been cured or waived for a period of not less than 90 consecutive days subsequent to the commencement of such initial Payment Blockage Period.

         SECTION 13.4. ACCELERATION OF SECURITIES.

         If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of senior indebtedness of the acceleration.

         SECTION 13.5. WHEN DISTRIBUTION MUST BE PAID OVER.

         (a) In the event that, notwithstanding the provisions of Sections 13.2 and 13.3, any payment or distribution, whether in Cash, property or securities, shall be received by the Trustee or any Holder, which is prohibited by such provisions, then and in such event such payment shall be held for the benefit of, and shall be paid over and delivered by such Trustee or Holder to, the representative of holders of senior indebtedness, as their interests may appear, for application to senior indebtedness to the extent necessary to pay or to provide for the payment of all such senior indebtedness in full in Cash or Cash equivalents (or otherwise to the extent Holders accept satisfaction of amounts due by settlement in other than Cash or Cash equivalents). After all senior indebtedness is paid in full and until the Securities are paid in full, Holders shall be subrogated (equally and ratably with all other indebtedness that is equal in right of payment to the Securities) to the rights of holders of senior indebtedness to receive distributions applicable to senior indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of senior indebtedness.

         (b) With respect to the holders of senior indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 13, and no implied covenants or obligations with respect to the holders of senior indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of senior indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of senior indebtedness shall be entitled by virtue of this Article 13, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

         SECTION 13.6. NOTICE BY THE COMPANY.

         The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any obligations with respect to the Securities to violate this Article 13, but failure to give such notice shall not affect the subordination of the Securities to the senior indebtedness as provided in this Article 13.

         SECTION 13.7. SUBROGATION.

         After all senior indebtedness is paid in full and until the Securities are paid in full, Holders shall be subrogated (equally and ratably with all other indebtedness that is equal in right of payment to the Securities) to the rights of holders of senior indebtedness to receive distributions applicable to senior indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of senior indebtedness. A distribution made under this Article 13 to holders of senior indebtedness that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company of the Securities.

         SECTION 13.8. RELATIVE RIGHTS.

         This Article 13 defines the relative rights of Holders and holders of senior indebtedness. Nothing in this Indenture shall: (a) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; (b) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of senior indebtedness; or (c) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of senior indebtedness to receive distributions and payments otherwise payable to Holders. If the Company fails because of this Article 13 to pay principal of or interest on a Security on the Final Maturity Date or an Interest Payment Date, the failure is still a Default or Event of Default.

         SECTION 13.9. SUBORDINATION MAY NOT BE IMPAIRED BY THE COMPANY.

         (a) No right of any holder of senior indebtedness to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

         (b) Without in any way limiting the generality of this Section 13.9, the holders of senior indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article 13 or the obligations hereunder of the Holders to the holders of senior indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, senior indebtedness, or any instrument evidencing the same or any agreement under which senior indebtedness is outstanding or secured; (2) sell, exchange, release, foreclose against or otherwise deal with any property pledged, mortgaged or otherwise securing senior indebtedness; (3) release any Person liable in any manner for the collection of senior indebtedness; and (4) exercise or refrain from exercising any rights against the Company, and Subsidiary thereof or any other Person.

         SECTION 13.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

         (a) Whenever a distribution is to be made or a notice given to holders of any senior indebtedness, the distribution may be made and the notice given to their trustee or representative.

         (b) Upon any payment or distribution of assets of the Company referred to in this Article 13, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative(s) or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, all holders of the senior indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 13.

         SECTION 13.11. RIGHTS OF TRUSTEE AND PAYING AGENT.

         (a) Notwithstanding the provisions of this Article 13 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Securities, unless a Responsible Officer of the Trustee shall have received at its Corporate Trust Office at least three Business Days prior to the date of such payment written notice of facts that would cause the payment of any obligations with respect to the Securities to violate this
Article 13. Only the Company or representative may give the notice. Nothing in this Article 13 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 9.6.

         (b) The Trustee in its individual or any other capacity may hold senior indebtedness with the same rights it would have if it were not Trustee.

                                   ARTICLE 14
                                  MISCELLANEOUS

         SECTION 14.1. TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

         SECTION 14.2. NOTICES.

         Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

                  If to the Company, to:

                  Bell Microproducts Inc.
                  1941 Ringwood Avenue
                  San Jose, California  95131
                  Attention: Jim Illson
                  Facsimile No.: (408) 451-1632

                  if to the Trustee, to:

                  Wells Fargo Bank, National Association
                  MAC N9303-120
                  Sixth Street and Marquette Avenue
                  Minneapolis, Minnesota 55479
                  Attn:  Corporate Trust Administration
                  Facsimile No.: (612) 687-9825

         Such notices or communications shall be effective when received.

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Securityholder shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar.

         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication to a Securityholder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 14.3. COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

         Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

         SECTION 14.4. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

                  (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

         (b) Each Officers' Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;

provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

         SECTION 14.5. RECORD DATE FOR VOTE OR CONSENT OF SECURITYHOLDERS.

         The Company (or, in the event deposits have been made pursuant to Section 10.1, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than thirty (30) days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 11.4, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

         SECTION 14.6. RULES BY TRUSTEE, PAYING AGENT, REGISTRAR, CALCULATION
                       AGENT AND CONVERSION AGENT.

         The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent, Calculation Agent or Conversion Agent may make reasonable rules for its functions.

         SECTION 14.7. LEGAL HOLIDAYS.

         A "Legal Holiday" is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York and the state in which the Corporate Trust Office is located are not required to be open. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the record date shall not be affected.

         SECTION 14.8. GOVERNING LAW.

         This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 14.9. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 14.10. NO RECOURSE AGAINST OTHERS.

         All liability described in paragraph 20 of the Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.

         SECTION 14.11. SUCCESSORS.

         All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

         SECTION 14.12. MULTIPLE COUNTERPARTS.

         The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

         SECTION 14.13. SEPARABILITY.

         In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 14.14. TABLE OF CONTENTS, HEADINGS, ETC.

         The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.


                                    BELL MICROPRODUCTS INC.



                                    By:
                                        ----------------------------------------
                                    Name:  W. Donald Bell
                                    Title: President and Chief Executive Officer



                                    By:
                                        ----------------------------------------
                                    Name:  James E. Illson
                                    Title: Chief Financial Officer and Executive
                                           Vice President of Finance and
                                           Operations



                                    WELLS FARGO BANK, NATIONAL ASSOCIATION



                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:



                        [Signature page to the Indenture]

                                    EXHIBIT A
                           [FORM OF FACE OF SECURITY]


         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO BELL MICROPRODUCTS INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.(1)

----------
(1) This paragraph should be included only if the Security is a Global Security.

                             BELL MICROPRODUCTS INC.


CUSIP:                                                                R-
      -----------                                                       --------

            3 3/4% CONVERTIBLE SUBORDINATED NOTES, SERIES B DUE 2024

         Bell Microproducts Inc., a California corporation (the "Company", which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to___________ _________________, or registered assigns, the principal sum of _____________________________ Dollars ($__________) on March 5, 2024 or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities on the other side of this Security.(2)

Interest Payment Dates:  March 5 and September 5.

Regular Record Dates:    February 20 and August 20.

         This Security is convertible as specified on the other side of this Security. Additional provisions of this Security are set forth on the other side of this Security.


                             SIGNATURE PAGE FOLLOWS


----------
(2) This phrase should be included only if the Security is a Global Security.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                                                    BELL MICROPRODUCTS INC.


                                                    By:
                                                       -------------------------
                                                    Name:
                                                    Title:


                                                    By:
                                                       -------------------------
                                                    Name:
                                                    Title:


Dated:

Trustee's Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee



By:
   -----------------------------------
    Authorized Signatory

                       [FORM OF REVERSE SIDE OF SECURITY]

                             BELL MICROPRODUCTS INC.
            3 3/4% CONVERTIBLE SUBORDINATED NOTES, SERIES B DUE 2024

1.       INTEREST

         Bell Microproducts Inc., a California corporation (the "Company", which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 3 3/4% per annum. The Company shall pay interest semiannually on March 5 and September 5 of each year, commencing March 5, 2004. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December __, 2004; provided, however, that if there is not an existing default in the payment of interest and if this Security is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         No sinking fund is provided for the Securities.

2.       METHOD OF PAYMENT

         The Company shall pay interest on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on February 20 or August 20, as the case may be, (each, a Regular Record Date) next preceding the related Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest in respect of any Certificated Security by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $1,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company. The Company may mail an interest check to the Holder's registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.       PAYING AGENT, REGISTRAR, CALCULATION AGENT AND CONVERSION AGENT

         Initially, Wells Fargo Bank, National Association (the "Trustee", which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent, and Credit Suisse First Boston LLC will act as Calculation Agent. The Company may change any Paying Agent, Registrar, Calculation Agent or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4.       INDENTURE, LIMITATIONS

         This Security is one of a duly authorized issue of Securities of the Company designated as its 3 3/4% Convertible Subordinated Notes, Series B due 2024 (the "Securities"), issued under an Indenture dated as of

December __, 2004 (together with any supplemental indentures thereto, the "Indenture"), between the Company and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them.

         The Securities are subordinated unsecured obligations of the Company limited to $110,000,000 aggregate principal amount. The Indenture does not limit other debt of the Company, secured or unsecured.

5.       OPTIONAL REDEMPTION

         Prior to March 5, 2009, this Security shall not be redeemable. The Company may, at its option, redeem this Security (i) on or after March 5, 2009, and prior to March 5, 2011, if the Closing Price of the Common Stock has exceeded 130% of the Conversion Price then in effect for least 20 Trading Days within a period of 30 consecutive Trading Days ending on the Trading Day before the date of mailing of the notice of redemption as set forth in Section 3.3 of the Indenture for Cash in whole, or from time to time in part, (in integral multiples of $1,000) at a Redemption Price equal to $1,000 per $1,000 principal amount to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date, or (ii) on or after March 5, 2011, for Cash in whole, or from time to time in part, (in integral multiples of $1,000) at a Redemption Price equal to 100% of the principal amount to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date; provided that if the Redemption Date falls after a Regular Record Date and on or before an Interest Payment Date, then the interest will be payable to the Holders in whose names this Security is registered at the close of business on such Regular Record Date and the Redemption Price shall not include such interest payment. This Security or portions of this Security called for redemption shall be convertible by the Holder until the close of business on the business day prior to the Redemption Date.

6.       NOTICE OF REDEMPTION

         Notice of redemption, as set forth in Section 3.3 of the Indenture, will be mailed by first-class mail at least 20 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. If in a denomination larger than $1,000, this Security may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price plus accrued interest to, but excluding, the Redemption Date, interest shall cease to accrue on Securities or portions of them called for redemption.

7.       PURCHASE OF THIS SECURITY AT OPTION OF HOLDER UPON A CHANGE IN CONTROL

         At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of this Security held by such Holder on the date that is 30 days after the date of the Change in Control Purchase Notice, at a purchase price equal to 100% of the principal amount thereof together with any accrued interest up to, but excluding, the Change in Control Purchase Date. The Holder shall have the right to withdraw any Change in Control Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day immediately preceding the Change in Control Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

8.       PURCHASE OF THIS SECURITY AT OPTION OF HOLDER ON SPECIFIED DATES

         At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for Cash all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of this Security held by such Holder on the applicable Put Right Purchase Date at the applicable Put Right Purchase Price. The Holder shall have the right to withdraw any Put Right Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Put Right Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

9.       CONVERSION

         Subject to and upon compliance with the provisions of the Indenture, at the option of the Holder thereof, any Security that is an integral multiple of $1,000 may be converted for the Principal Return and, if applicable, the Net Share Amount as provided in the Indenture.

10.      EXCHANGE IN LIEU OF CONVERSION

         When a Holder surrenders this Security, or any part hereof, for conversion, the Company may direct the Conversion Agent to surrender, on or prior to the date of determination the Applicable Stock Price, such Security to the Financial Institution for exchange in lieu of conversion and the Financial Institution will deliver to such Holder a number of shares of Common Stock equal to the Applicable Conversion Rate, plus Cash for any fractional shares, or Cash or a combination of Cash and shares of Common Stock in lieu thereof.

11.      MAKE WHOLE AMOUNT AND CHANGE IN CONTROL

         If a Holder elects to convert this Security, or any part hereof, in connection with the Change in Control that occurs on or prior to March 5, 2011, the Conversion Rate for such converting Holder shall be increased by the Additional Shares as provided in the Indenture.

12.      DENOMINATIONS, TRANSFER, EXCHANGE

         The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

13.      PERSONS DEEMED OWNERS

         The Holder of a Security may be treated as the owner of it for all purposes.

14.      UNCLAIMED MONEY

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

15.      AMENDMENT, SUPPLEMENT AND WAIVER

         Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and an existing default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

16.      SUBORDINATION

         The payment of principal, or premium, if any, and interest on the Securities will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in Cash or Cash equivalents (or otherwise to the extent Holders accept satisfaction of amounts due by settlement in other than Cash or Cash equivalents) of all senior indebtedness whether outstanding on the date of the Indenture or thereafter incurred.

17.      SUCCESSOR ENTITY

         When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) be released from those obligations.

18.      DEFAULTS AND REMEDIES

         Under the Indenture, an Event of Default includes: (i) a default for 30 days in payments of interest on any Securities; (ii) a default in payment of any principal of, or premium, if any, on the Securities when due; (iii) failure by the Company for 30 days after notice to comply with any of its other terms, covenants or agreements contained in the Indenture or the Securities; (iv) failure by the Company for 5 days after notice to provide a notice of a Change in Control; (v) certain defaults in the payment of certain indebtedness of the Company or any Significant Subsidiary or (vi) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary.

         If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may declare all unpaid principal to the date of acceleration on the Securities then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, unpaid principal of the Securities then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

19.      TRUSTEE DEALINGS WITH THE COMPANY

         Wells Fargo Bank, National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

20.      NO RECOURSE AGAINST OTHERS

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

21.      AUTHENTICATION

         This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

22.      ABBREVIATIONS AND DEFINITIONS

         Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act). All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

23.      INDENTURE TO CONTROL; GOVERNING LAW

         In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

         The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Bell Microproducts Inc., 1941 Ringwood Avenue, San Jose, California 95131, (408) 451-9400, Attention: Jim Illson.

                                 ASSIGNMENT FORM

         To assign this Security, fill in the form below:

         I or we assign and transfer this Security to

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint

--------------------------------------------------------------------------------

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.


                                       Your Signature:

Date:
       ----------------------------    -----------------------------------------
                                       (Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:
      -----------------------------


         * The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP);
              (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                                CONVERSION NOTICE


         To convert this Security into Common Stock of the Company, check the box: [ ]

         To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $____________.

         If you want Cash delivered to or the stock certificate made out in another person's name, fill in the form below:


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)


                                       Your Signature:

Date:
       ---------------------------     -----------------------------------------
                                       (Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:
      ----------------------------


         * The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP);
              (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                            OPTION TO ELECT PURCHASE
                            UPON A CHANGE IN CONTROL

To:      Bell Microproducts Inc.

         The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Bell Microproducts Inc. (the "Company") as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Change in Control Purchase Price, together with accrued interest to, but excluding, such date, to the registered Holder hereof.

Dated:
      ------------------          ----------------------------------------------

                                  ----------------------------------------------
                                  Signature(s)

                                  Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

                                  ----------------------------------------------
                                  Signature Guaranty

Principal amount to be redeemed
(in an integral multiple of $1,000, if less than all):

-------------------------------------------

NOTICE: The signature to the foregoing Election must correspond to the name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                            OPTION TO ELECT PURCHASE
                               ON SPECIFIED DATES

To:      Bell Microproducts Inc.

         The undersigned hereby requests and instructs Bell Microproducts Inc. to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, on ________________ in accordance with the terms of the Indenture referred to in this Security at the Put Right Purchase Price to the registered Holder hereof.


Dated:
      ------------------          ----------------------------------------------
                                  Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities
                                  Exchange Act of 1934.


                                  ----------------------------------------------
                                  Signature Guaranty

Principal amount to be redeemed
(in an integral multiple of $1,000, if less than all):

-------------------------------------------

NOTICE: The signature to the foregoing Election must correspond to the name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                     SCHEDULE OF EXCHANGES OF SECURITIES(2)


         The following exchanges, purchase, redemptions, purchases or conversions of a part of this Global Security have been made:


       DATE                  PRINCIPAL AMOUNT         AUTHORIZED         AMOUNT OF DECREASE             AMOUNT OF
    OF EXCHANGE            OF THIS GLOBAL NOTE       SIGNATORY OF               IN                     INCREASE IN
-------------------           FOLLOWING SUCH          SECURITIES          PRINCIPAL AMOUNT           PRINCIPAL AMOUNT
                          DECREASE (OR INCREASE)      CUSTODIAN          OF THIS GLOBAL NOTE        OF THIS GLOBAL NOTE
                          ----------------------     ------------        -------------------        -------------------